UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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HealthSouth Corporation

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HEALTHSOUTH CORPORATION

ONE HEALTHSOUTH PARKWAY

BIRMINGHAM, ALABAMA 35243

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Our 2005 annual meeting of stockholders will be held at One HealthSouth Parkway, Birmingham, Alabama on December 29, 2005, beginning at 11:00 a.m., Central Time. The meeting is being held for the following purposes:

(1) To elect ten directors to serve until our next annual meeting of stockholders or until their successors shall have been duly elected and qualified;

(2) To consider a stockholder proposal if properly presented at the annual meeting; and

(3) To act on any other matter that may properly come before the annual meeting or any adjournment(s) or postponement(s) of the annual meeting.

All stockholders of record who own shares of our common stock at the close of business on November 28, 2005 are entitled to receive notice of and to vote at the annual meeting. A complete list of stockholders entitled to vote at the meeting will be open for examination by our stockholders, during regular business hours, for a period of ten days prior to the meeting, at the meeting place.

WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY, USING THE ENCLOSED PREPAID ENVELOPE OR VOTE ON THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. ATTENDANCE AT THE MEETING DOES NOT OF ITSELF REVOKE YOUR PROXY.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

In accordance with notices previously sent to stockholders, HealthSouth is delivering one annual report and proxy statement in one envelope addressed to all stockholders who share a single address unless they have notified us that they wish to “opt out” of the program known as “householding.” Householding is intended to reduce our printing and postage costs. We will deliver a separate copy of the annual report or proxy statement promptly upon written or oral request.

If you are a beneficial stockholder and you choose not to have the aforementioned disclosure documents sent to a single household address as described above, you must “opt-out” by writing to ADP Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-800-542-1061 and we will cease householding all such disclosure documents within 30 days. If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to be householded until we notify you otherwise. If you own common stock in nominee name (such as through a broker), information regarding householding of disclosure documents should have been forwarded to you by your broker.

By Order of the Special Committee of the Board of Directors

Gregory L. Doody
Executive Vice President, General Counsel and Secretary

Birmingham, Alabama

December 2, 2005

This proxy statement and the accompanying form of proxy are being sent to our stockholders in connection with our solicitation of proxies for use at the 2005 annual meeting of our stockholders or at any adjournment(s) or postponement(s) of the annual meeting.

i

HEALTHSOUTH CORPORATION

PROXY STATEMENT

INTRODUCTION

The annual meeting of stockholders will be held on December 29, 2005, beginning at 11:00 a.m., Central Time, at our principal executive offices, located at One HealthSouth Parkway, Birmingham, Alabama 35243. We encourage all of our stockholders to vote at the annual meeting, and we hope that the information contained in this document will help you decide how you wish to vote at the annual meeting. These proxy solicitation materials are being sent to our stockholders on or about December 5, 2005.

THE ANNUAL MEETING

Purpose of the Annual Meeting

The purpose of the annual meeting is to elect a board of directors to serve until our 2006 annual meeting of stockholders or until their successors are duly elected and qualified, to consider a stockholder proposal as described in this proxy statement, if properly presented at the time, and to act on any other matter that may properly come before the annual meeting of stockholders of HealthSouth Corporation for the fiscal year ending December 31, 2005.

Proxy Solicitation

This proxy solicitation is being made by the Special Committee of the board of directors of HealthSouth, which was established on April 4, 2003 in response to the events of March 19, 2003 and the revelation of the accounting fraud that occurred under HealthSouth’s prior management. Our board of directors delegated to the Special Committee, to the fullest extent permitted by Delaware law, all authority that may be delegated to the Special Committee, and authorized the Special Committee, to the fullest extent permitted by Delaware law, to exercise all of the powers and authority of the board of directors in the management of the business and affairs of HealthSouth when the board of directors is not in session. The Special Committee currently consists of all members of the board of directors except Richard M. Scrushy, who has refused our requests to resign as a director. We anticipate that the Special Committee will be disbanded following the annual meeting.

To assist us in soliciting proxies, we have retained Innisfree M&A Incorporated, a proxy soliciting firm, and we have agreed to pay Innisfree M&A Incorporated a fee of $15,000, and all reasonable out-of-pocket expenses incurred by it in connection with the provision of its services. In addition, our directors, officers and other employees, not specifically employed for this purpose, may also solicit proxies by personal interview, mail, telephone or other electronic transmission. They will not receive additional compensation for their efforts. We will bear the entire cost of this proxy solicitation. We will request banks, brokers, nominees, custodians and other fiduciaries, who hold shares of HealthSouth common stock in street name, to forward these proxy solicitation materials to the beneficial owners of those shares and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.

Quorum; Voting Rights

Our Special Committee has determined that those stockholders who are recorded in our record books as owning shares of HealthSouth common stock as of the close of business on November 28, 2005, are entitled to receive notice of and to vote at the annual meeting. As of the record date, there were 397,804,441 shares of HealthSouth common stock issued and outstanding. Our common stock is our only class of outstanding voting securities.

Before any business may be transacted at the annual meeting, a quorum must be present. A quorum will be present if a majority of the shares of HealthSouth common stock which are entitled to vote at the annual meeting are present in person or represented by proxy at the annual meeting. Broker non-votes, if any, will be counted as shares present for purposes of determining the presence of a quorum.

Each share of common stock is entitled to one vote on any matter to properly come before the annual meeting. There are no dissenters’ rights of appraisal in connection with any stockholder vote to be taken at the annual meeting.

Voting at the Annual Meeting; Proxies

To vote at the annual meeting, you may attend the annual meeting and vote your shares of HealthSouth common stock in person, or you may appoint a person to act as your proxy who will vote your shares at the annual meeting in accordance with your instructions. If you wish to appoint a proxy who will vote your shares of HealthSouth common stock on your behalf at the annual meeting, you should complete, date, sign and return the form of proxy accompanying this document by using the enclosed prepaid envelope or vote on the Internet or by telephone in accordance with the instructions set forth on the proxy card. If you cast your vote in any of the ways set forth on the proxy card in accordance with the instructions, your shares of HealthSouth common stock will be voted in accordance with the voting instructions you completed on the proxy, unless you have validly revoked the proxy. If you are a beneficial owner and wish to attend the annual meeting and vote your shares in person you must request and obtain a valid proxy card from your bank, broker or other agent or nominee. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. If you vote in person at the annual meeting, you will revoke any prior proxy you may have submitted.

IF YOUR PROXY DOES NOT SPECIFY HOW YOUR SHARES ARE TO BE VOTED, YOUR SHARES OF HEALTHSOUTH COMMON STOCK WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE NAMED UNDER THE SECTION OF THIS DOCUMENT CAPTIONED “ELECTION OF DIRECTORS” AND WILL BE COUNTED AS ABSTENTIONS WITH REGARDS TO THE STOCKHOLDER PROPOSAL. UNDER DELAWARE LAW, ABSTENTIONS HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

We do not currently anticipate that any other matters will be presented for action at the annual meeting. If any other matters are properly presented for action, the person(s) named on your proxy will vote your shares of HealthSouth common stock on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.

You may revoke your proxy at any time prior to its exercise at the annual meeting by:

•	providing a signed, original notice of written revocation of your proxy dated later than the proxy you wish to revoke;
•	properly completing and delivering another proxy (including by telephone or by the Internet) which is granted and dated after any other proxy previously granted by you; or
•	attending the annual meeting and voting in person.

Notices of revocation should be addressed to us as follows:

HEALTHSOUTH CORPORATION ONE HEALTHSOUTH PARKWAY BIRMINGHAM, ALABAMA 35243 ATTENTION: SECRETARY

In order to revoke your proxy, we must receive an original notice of revocation of your proxy at the address above sent by U.S. mail or overnight courier. You may not revoke your proxy by any other means. If you grant a proxy, you are not prevented from attending the annual meeting and voting in person. However, your attendance at the annual meeting will not by itself revoke a proxy that you have previously granted; you must vote in person at the annual meeting to revoke your proxy. If you have instructed your broker, nominee, custodian, or other fiduciary to vote your shares of HealthSouth common stock, you must contact that fiduciary and follow its directions on how to change your vote.

Effect of “Abstentions” and “Broker Non-Votes”

We intend to count “abstentions” and “broker non-votes” for the purpose of determining if a quorum is present at the annual meeting. An “abstention” will occur at the annual meeting if your shares of HealthSouth common stock are deemed to be present at the annual meeting, either because you attend the annual meeting or because you have properly completed and returned a proxy, but you do not vote on any proposal or other matter which is required to be voted on by our stockholders at the annual meeting. A “broker non-vote” will occur if your shares of HealthSouth common stock are held by a broker or nominee and your shares are deemed to be present at the annual meeting but you have not instructed your broker or nominee how to vote your shares. Brokerage firms that hold shares in street name may not vote a client’s shares with respect to any “non-discretionary” item if the client has not furnished voting instructions to the brokerage firm. You should consult your broker if you have any questions about this.

Required Vote To Approve Each Proposal

Election of Directors

Election of the director nominees named in Proposal One requires the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote. Shares will be voted, if authority to do so is not withheld, for the election of the Special Committee of the board of directors’ nominees named in Proposal One. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

Approval of Stockholder Proposal

Approval of the stockholder proposal, as set forth in Proposal Two, requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against this proposal. Broker non-votes, if any, will have no effect on the vote for this proposal.

No other matters are expected to be voted on at the annual meeting.

Recommendation of the Special Committee

Our Special Committee recommends that you vote “FOR” the election of all ten of its nominees for director. Our Special Committee makes no voting recommendation with respect to the stockholder proposal.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of September 30, 2005, for (a) each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of our incumbent directors, (c) each of our “named executive officers,” and (d) all of our incumbent directors and executive officers as a group.

The percentages of shares outstanding provided in the table below are based on 397,224,001 voting shares outstanding as of September 30, 2005. Beneficial ownership is determined in accordance with rules established by the United States Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of September 30, 2005 are considered beneficially owned and outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of our directors and executive officers is c/o HealthSouth Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Class
Duquesne Capital Management, L.L.C.(1)	27,042,600	6.8%
Steven R. Berrard	16,644	*
Edward A. Blechschmidt	26,851	*
Donald L. Correll	6,466	*
Yvonne M. Curl	7,962	*
Charles M. Elson	11,961	*
Gregory L. Doody(2)	81,667	*
Jay Grinney(3)	533,334	*
Jon F. Hanson(4)	106,226	*
Leo I. Higdon, Jr.	12,601	*
John Markus(5)	81,667	*
John E. Maupin, Jr.	12,082	*
Robert P. May(6)	97,096	*
Richard M. Scrushy	3,719,661	*
L. Edward Shaw, Jr.	6,466	*
Michael D. Snow(7)	210,000	*
John L. Workman(8)	100,834	*
All directors and executive officers as a group	5,520,012	1.4%

*	Less than 1%
(1)	Duquesne Capital Management, L.L.C. and its affiliate, Mr. Stanley F. Druckenmiller, located at 40 West 57th Street, 25th Floor, New York, New York 10019, may be deemed to beneficially own 26,997,600 shares of our common stock and share the power to vote or direct the vote, and the power to dispose or direct the disposition of these shares. This information is based on a Schedule 13G filed by Duquesne Capital Management, L.L.C. and Mr. Stanley F. Druckenmiller with the Securities and Exchange Commission on June 30, 2005.
(2)	Includes 21,667 shares issuable upon exercise of options.
(3)	Includes 333,334 shares issuable upon exercise of options.
(4)	Includes 50,000 shares issuable upon exercise of options and 11,000 shares held in trust over which he has investment power. Does not include 30,000 shares held by his spouse.
(5)	Includes 21,667 shares issuable upon exercise of options.
(6)	Includes 50,000 shares issuable upon exercise of options.
(7)	Includes 35,000 shares issuable upon exercise of options.
(8)	Includes 18,334 shares issuable upon exercise of options.

We know of no arrangements, the operation of which may at a subsequent date result in the change of control of HealthSouth.

PROPOSAL ONE – ELECTION OF DIRECTORS

Our Special Committee proposes that each of the ten nominees listed below be elected at the annual meeting as members of our board of directors, to serve until the annual meeting of our stockholders in 2006 or until such nominee’s successor is duly elected and qualified. The affirmative vote of a majority of the shares of HealthSouth common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the election of each nominee. Unless otherwise instructed on the proxy, the persons designated as proxies will vote the shares represented by them “FOR” the election of the nominees listed below. If a nominee becomes unable or unwilling to accept the nomination or election, the persons designated as proxies will be entitled to vote for any other person designated as a substitute nominee by our Special Committee. THE SPECIAL COMMITTEE RECOMMENDS VOTING “FOR” THE ELECTION OF THE TEN NOMINEES LISTED BELOW.

Nominees for Director

Information relating to each of the nominees proposed by our Special Committee for election as one of our directors is set out below. We have no reason to believe that any of the following nominees will be unable to serve.

Name	Age on 12/2/2005	Position	Date Became Director
Steven R. Berrard*	51	Director; Member of Special Committee, Audit Committee, and Finance Committee (Chairman)	1/31/2004

Edward A. Blechschmidt*	53	Director; Member of Special Committee and Audit Committee (Chairman)	1/31/2004

Donald L. Correll*	55	Director; Member of Special Committee, Audit Committee, and Finance Committee	6/29/2005

Yvonne M. Curl*	50	Director; Member of Special Committee, Compensation Committee, Corporate Compliance Committee, and Settlement Committee (ad hoc)	11/18/2004

Charles M. Elson*	46	Director; Member of Special Committee, Nominating/Corporate Governance Committee (Chairman), and Settlement Committee (ad hoc)	9/9/2004

Jay Grinney	54	Director; Member of Special Committee; President and Chief Executive Officer	5/10/2004

Jon F. Hanson*	69	Director; Chairman of the Board of Directors; Member of Special Committee, Audit Committee (1), Finance Committee, and Nominating/Corporate Governance Committee	9/17/2002

Leo I. Higdon, Jr.*	59	Director; Member of Special Committee, Compensation Committee (Chairman), Finance Committee, and Settlement Committee (ad hoc) (Chairman)	8/17/2004

John E. Maupin, Jr.*	59	Director; Member of Special Committee, Corporate Compliance Committee (Chairman), and Nominating/Corporate Governance Committee	8/17/2004

L. Edward Shaw, Jr.*	61	Director; Member of Special Committee, Compensation Committee, Corporate Compliance Committee, and Settlement Committee (ad hoc)	6/29/2005

*	Denotes independent director.
(1)	Mr. Hanson will leave the Audit Committee immediately after the filing of our Form 10-K for the fiscal year ended December 31, 2004, which was filed the same date as this proxy statement.

Steven R. Berrard—Managing Partner, New River Capital Partners

Mr. Berrard is Co-Founder and Managing Partner of New River Capital Partners, a private equity fund. He co-founded and worked until 1999 as Co-Chief Executive Officer of AutoNation, Inc., which through its affiliated dealers is the largest new and used vehicle retailer in the United States. He also served as Vice Chairman of Blockbuster Entertainment Corporation prior to its acquisition by Viacom in 1994. Mr. Berrard held various finance positions in his career, including Chief Financial Officer of Blockbuster. Mr. Berrard currently serves on the board of directors of Services Acquisition Corp. International.

Edward A. Blechschmidt

Mr. Blechschmidt was Chairman, Chief Executive Officer and President of Gentiva Health Services, Inc., a leading provider of specialty pharmaceutical and home health care services, from March 2000 to June 2002. From March 1999 to March 2000, Mr. Blechschmidt served as Chief Executive Officer and a director of Olsten Corporation. He served as President of Olsten Corporation from October 1998 to March 1999. He also served as President and Chief Executive Officer of Siemens Nixdorf Americas and Siemens’ Pyramid Technology from July 1996 to October 1998. Prior to Siemens, he spent more than 20 years with Unisys Corp., including serving as its Chief Financial Officer. Mr. Blechschmidt serves as a director of Option Care, Inc., Neoforma, Inc., Lionbridge Technologies, Inc. and Columbia Laboratories, Inc.

Donald L. Correll—President and Chief Executive Officer, Pennichuck Corporation

Since August 4, 2003, Mr. Correll has served as President and Chief Executive Officer of Pennichuck Corporation, a publicly traded holding company who, through its subsidiaries, provides public water supply services, certain water related services, and certain real estate activities, including property development and management. From 1991 to 2001, Mr. Correll served as Chairman, President and Chief Executive Officer of United Water Resources, a water and wastewater utility company. Prior to 1991, Mr. Correll spent nearly 15 years with United Water, including serving as its Chief Financial Officer. From 2001 to 2003, Mr. Correll served as an independent advisor to water service and investment firms on issues relating to marketing, acquisitions and investments in the water services sector. Mr. Correll also serves as a director of Interchange Financial Services Corporation and as a Commissioner of the New Jersey Water Supply Authority.

Yvonne M. Curl

Ms. Curl is a former Vice President and Chief Marketing Officer of Avaya, Inc., which position she held from October 2000 through April 2004. From 1976 to 2000, Ms. Curl served in a number of middle and senior management positions at Xerox Corporation. Ms. Curl currently serves as a director of Nationwide Mutual Insurance Company and Charming Shoppes, Inc.

Charles M. Elson—Director, John L. Weinberg Center for Corporate Governance, University of Delaware

Mr. Elson holds the Edgar S. Woolard, Jr., Chair in Corporate Governance and is the Director of the John L. Weinberg Center for Corporate Governance at the University of Delaware. Mr. Elson has served on the National Association of Corporate Directors’ Commissions on Director Compensation, Executive Compensation and the Role of the Compensation Committee, Director Professionalism, CEO Succession, Audit Committees, Strategic Planning, and Director Evaluation, was a member of its Best Practices Council on Coping with Fraud and Other Illegal Activity, and presently serves on that organization’s Advisory Council. In addition, Mr. Elson serves as Vice Chairman of the American Bar Association’s Committee on Corporate Governance and is a member of the American Bar Association’s Committee on Corporate Laws. Mr. Elson serves as a director of Alderwoods Group, Inc., and AutoZone, Inc.

Jay Grinney—President and Chief Executive Officer, HealthSouth Corporation

Mr. Grinney was named our President and Chief Executive Officer on May 10, 2004. From June 1990 to May 2004, Mr. Grinney served in a number of middle and senior management positions with HCA or its predecessor companies, in particular, serving as President of HCA’s Eastern Group from May 1996 to May 2004, President of the Greater Houston Division from October 1993 to April 1996 and as Chief Operating Officer of the Houston Region from November 1992 to September 1993. Before joining HCA, Mr. Grinney held several executive positions during a nine year career at the Methodist Hospital System in Houston, Texas.

Jon F. Hanson—Chairman and Founder, The Hampshire Companies

Mr. Hanson is the Chairman and founder of The Hampshire Companies and has over 46 years of experience in the real estate industry. Mr. Hanson was named non-executive Chairman of the Board of HealthSouth, effective October 1, 2005. Since 1994, Mr. Hanson has served as Chairman of the National Football Foundation and College Hall of Fame, Inc. Since 1991, Mr. Hanson has served as a director of Prudential Financial Corp., and he has also served as a director of the Hackensack University Medical Center for the past 18 years. Mr. Hanson also currently serves as a director of Pascack Community Bank and Yankee Global Enterprises.

Leo I. Higdon, Jr.—President, College of Charleston

On October 1, 2001, Mr. Higdon became the 20th President of the College of Charleston. Between 1997 and 2001, Mr. Higdon served as President of Babson College in Wellesley, Massachusetts, a leading school of entrepreneurship. He also served as Dean of the Darden Graduate School of Business Administration at the University of Virginia. His financial experience includes a 20-year tenure at Salomon Brothers, where he became Vice Chairman and member of the executive committee, managing the Global Investment Banking Division. Mr. Higdon serves as a director of Chemtura Corporation, Eaton Vance Corp., and Newmont Mining.

John E. Maupin, Jr.—President and Chief Executive Officer, Meharry Medical College

Dr. Maupin is President and Chief Executive Officer of Meharry Medical College, a position he has held since 1994. Dr. Maupin came to Meharry from the Morehouse School of Medicine, where he served as Executive Vice President and Chief Operating Officer from 1989 to 1994. Before joining Morehouse, he was Chief Executive Officer of Southside Healthcare, Inc., from 1987 to 1989 and prior to that Deputy Commissioner of Health of the Baltimore City Health Department from 1981 to 1987. Dr. Maupin serves as a director of Pinnacle Financial Partners, Inc., LifePoint Hospitals, and VALIC Companies I and II of American International Group, Inc.

L. Edward Shaw, Jr.—Of Counsel, Gibson Dunn & Crutcher LLP

Since September 1, 2004, Mr. Shaw has been Of Counsel with the New York office of Gibson Dunn & Crutcher LLP, a law firm based in Los Angeles with national and international offices. From January 1, 2004 to August 31, 2004, Mr. Shaw practiced law as a sole practitioner in the areas of corporate governance and securities regulation and compliance. From May 1999 to December 31, 2003, Mr. Shaw served as General Counsel of Aetna, Inc., one of the leading providers of health and group insurance benefits in the United States. Mr. Shaw also served as an Executive Vice President and member of the office of the Chairman of Aetna from September 2000 to December 31, 2004. Mr. Shaw also serves as a director of Mine Safety Appliances Co. and Covenant House, the nation’s largest privately-funded provider of crisis care to children.

Other Director Not Nominated for Election

Richard M. Scrushy currently sits on our board of directors. Mr. Scrushy’s employment with us was terminated on March 19, 2003, but he refused our requests that he resign as a director. Mr. Scrushy has not been nominated to continue serving as a member of our board of directors. Certain information relating to Mr. Scrushy is presented below.

Name	Age on 12/2/2005	Position	Date Became Director
Richard M. Scrushy	53	Director	2/22/1984

Mr. Scrushy was the principal founder of HealthSouth and acted as Chairman of the Board and Chief Executive Officer of the company from 1984 until March 19, 2003 (except for a period from late August 2002 until early January 2003, when he served as Chairman of the Board only). On March 19, 2003, our board of directors placed Mr. Scrushy on administrative leave following our discovery of a broad governmental investigation into HealthSouth’s financial reporting and related practices conducted during his management of the company. Shortly thereafter, the outside directors on our board unanimously declared Mr. Scrushy’s employment agreement null and void and removed him from his positions as Chairman of the Board and Chief Executive Officer, effective March 19, 2003.

MANAGEMENT MATTERS

There are no arrangements or understandings known to us between any of the individuals listed above and any other person pursuant to which a director was or is to be elected as a director or nominee, other than any arrangements or understandings with directors or officers of HealthSouth acting solely in their capacities as such. There are no family relationships between any directors or executive officers of HealthSouth. Other than as described in the section entitled “Involvement in Certain Legal Proceedings” below, none of our directors, nominees or executive officers is a party to any material proceedings adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

The board of directors did not meet during the fiscal year ended December 31, 2004. However, the Special Committee of the board of directors met 21 times during the fiscal year ended December 31, 2004.

The Special Committee has determined that each of Steven R. Berrard, Edward A. Blechschmidt, Donald L. Correll, Yvonne M. Curl, Charles M. Elson, Jon F. Hanson, Leo I. Higdon, Jr., John E. Maupin, Jr. and L. Edward Shaw, Jr. is an independent director based on our Corporate Governance Guidelines. Each of these directors also satisfies the definition of independence contained in Rule 303.01 of the listing standards for the New York Stock Exchange and Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers.

Co mmittees of the Board of Directors

Our board of directors has the following five standing committees: Audit Committee, Compensation Committee, Corporate Compliance Committee, Finance Committee, and Nominating/Corporate Governance Committee. Each of our board committees is governed by a charter, a current copy of which is available on our corporate website at www.healthsouth.com under the heading “About HealthSouth/Corporate Governance & Ethics.” Board committee charters are also available in print to stockholders upon request, addressed to HealthSouth Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243, Attention: Secretary.

In addition, as previously mentioned, our board of directors created the Special Committee and delegated to the Special Committee, to the fullest extent permitted by Delaware law, all authority that may be delegated to the Special Committee, and authorized the Special Committee, to the fullest extent permitted by Delaware law, to exercise all of the powers and authority of the board of directors in the management of the business and affairs of HealthSouth when the board of directors is not in session. The Special Committee currently consists of all members of the board of directors except Richard M. Scrushy, who has refused our requests to resign as a director. We anticipate that the Special Committee will be disbanded following the annual meeting.

Audit Committee

The Audit Committee’s purpose is to assist the board of directors in fulfilling its responsibilities with respect to the oversight of the accounting and financial reporting practices of HealthSouth, including oversight of the integrity of our financial statements and compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and our independent registered public accounting firm. The Audit Committee is also charged with preparation of an audit committee report, retention and termination of our independent registered public accounting firm, annual review of the report of our independent registered public accounting firm, and discussion with our independent registered public accounting firm of the audited and quarterly financial statements of HealthSouth and any audit problems or difficulties and management’s response thereto.

The Audit Committee consists of Steven R. Berrard, Edward A. Blechschmidt (Chairman), Donald L. Correll, and Jon F. Hanson, each of whom the Special Committee has determined is independent (in accordance with the definitions of independence contained in Rule 303.01 of the listing standards for the New York Stock Exchange, Rule 4200(a)(14) of the listing standards for the National Association of Securities Dealers, and our Corporate Governance Guidelines). In addition, the board of directors has determined that each of Edward A. Blechschmidt, Steven R. Berrard, and Donald L. Correll is an “audit committee financial expert” as defined by SEC rules. The formal report of our Audit Committee can be found on page 33 of this proxy statement. The Audit Committee met 13 times during the fiscal year ended December 31, 2004. A copy of the audit committee charter is attached hereto as Appendix A. Mr. Hanson will leave the Audit Committee immediately after the filing of our Form 10-K for the fiscal year ended December 31, 2004, which was filed the same date as this proxy statement.

Compensation Committee

The Compensation Committee’s purpose is to oversee the development of our compensation objectives and policies and to review and recommend to the board of directors the individual compensation of our executive officers in order to attract and retain high-quality personnel to help ensure our long-term success and the creation of long-term stockholder value.

The primary objectives and direct responsibilities of the Compensation Committee are to:

•	review and approve the objectives of our compensation programs and policies, including our benefit plans;

•	enable the board of directors to discharge its responsibilities relating to the compensation of our executive officers;

•	make recommendations with respect to incentive compensation plans and equity-based plans;

•	review and approve corporate goals and objectives relevant to the compensation of the chief executive officer and other executive officers;

•	evaluate the performance of the chief executive officer in light of those goals and objectives;

•	determine and approve the base compensation level of and incentive compensation for the chief executive officer based on this evaluation;

•	approve base compensation and incentive compensation levels for other executive officers for ratification by the board of directors;

•	recommend to the board of directors all equity-based awards;

•	act as (or designate) an administrator for such plans as may be required; and

•	review and recommend to the board of directors fees and retainers for members of the board of directors and members and chairpersons of committees of the board of directors.

The Compensation Committee consists of Yvonne M. Curl, Leo I. Higdon, Jr. (Chairman), and L. Edward Shaw, Jr. The formal report of our Compensation Committee can be found on page 29 of this proxy statement. The Compensation Committee met eight times during the fiscal year ended December 31, 2004.

Corporate Compliance Committee

The Corporate Compliance Committee’s function is to assist our board of directors in fulfilling its fiduciary responsibilities relating to our regulatory compliance activities. The committee is primarily responsible for overseeing, monitoring, and evaluating HealthSouth’s compliance with all of its regulatory obligations other than tax and securities law related obligations.

The primary objectives and responsibilities of the Corporate Compliance Committee are to:

•	ensure the establishment and maintenance of a regulatory compliance program that constitutes an “effective program to prevent and detect violations of law” as defined by guidelines promulgated by the United States Sentencing Commission;

•	appoint and oversee the activities of a chief compliance officer with responsibility for developing and implementing our regulatory compliance program;

•	monitor the company’s compliance with any Corporate Integrity Agreement (“CIA”) or similar undertaking, with the Office of Inspector General, U.S. Department of Health and Human Services or any other government agency;

•	review and approve an annual regulatory compliance program and audit plan developed by the chief compliance officer;

•	perform, or have performed, an annual evaluation of the performance of the chief compliance officer and the compliance office;

•	review periodic reports from the chief compliance officer, including an annual regulatory compliance report summarizing compliance-related activates undertaken by HealthSouth during the year and the results of all regulatory compliance audits conducted during the year; and

•	recommend such actions or measures or adopted by the board that it deems appropriate.

The Corporate Compliance Committee consists of Yvonne M. Curl, John E. Maupin, Jr. (Chairman), and L. Edward Shaw, Jr. The Corporate Compliance Committee met six times during the fiscal year ended December 31, 2004.

Finance Committee

The Finance Committee is responsible for assisting our board of directors in the oversight of the use and development of our financial resources, including our financial structure, investment policies and objectives, long-term financial strategy and financial needs, and other matters of a financial and investment nature.

The primary objectives and direct responsibilities of the Finance Committee are to review, evaluate, and make recommendations to the board of directors regarding HealthSouth’s:

•	capital structure and proposed changes thereto, including significant new issuances, purchases, or redemptions of our securities;

•	plans for allocation and disbursement of capital expenditures;

•	credit rating, activities with credit rating agencies, and key financial ratios;

•	long-term financial strategy and financial needs;

•	unusual or significant commitments or contingent liabilities; and

•	plans to manage insurance and asset risk.

The Finance Committee consists of Steven R. Berrard (Chairman), Donald L. Correll, Jon F. Hanson, and Leo I. Higdon, Jr. The Finance Committee met 12 times during the fiscal year ended December 31, 2004.

Nominating/Corporate Governance Committee

The purpose of the Nominating/Corporate Governance Committee is to assist our board of directors in fulfilling its duties and responsibilities to us and our stockholders, particularly with respect to the manner in which it conducts its stewardship of the company.

The primary objectives and direct responsibilities of the Nominating/Corporate Governance Committee are to:

•	create a process that will allow the committee to identify and evaluate individuals qualified to become members of the board of directors, consistent with the criteria approved by the board of directors;

•	recommend the nominees for membership on the board of directors to be submitted by the board of directors to the stockholders at each annual meeting of stockholders, taking into account the criteria for membership on the board of directors set forth in the Corporate Governance Guidelines;

•	recommend to the board of directors candidates to fill vacancies and newly-created positions on the board resulting from any increase in the authorized number of directors in the manner provided in our bylaws;

•	develop, recommend to the board of directors, and periodically review our Corporate Governance Guidelines;

•	oversee the evaluation of the board of directors and the management; and

•	perform an annual performance evaluation of the Nominating/Corporate Governance Committee and the members of the committee.

The Nominating/Corporate Governance Committee consists of Charles M. Elson (Chairman), Jon F. Hanson, and John E. Maupin, Jr. The Nominating/Corporate Committee met 11 times during the fiscal year ended December 31, 2004.

Code of Ethics

We have adopted Standards of Business Conduct (our “code of ethics”) that applies to all employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. We have posted a copy of our code of ethics on our website at www.healthsouth.com under the heading “About HealthSouth/Corporate Governance & Ethics.” We will provide to any person without charge, upon request, a copy of our code of ethics. Requests for a copy may be made in writing to Corporate Compliance Office, HealthSouth Corporation, P.O. Box 380243, Birmingham, Alabama 35238.

Corporate Governance

Since March 2003, we have revised our Corporate Governance Guidelines and charters for all five of the standing committees of our board of directors. Our revised guidelines and charters meet or exceed the requirements of the Sarbanes-Oxley Act of 2002. Our revised guidelines and charters require three-quarters of the members of our board of directors to meet the criteria for independence set forth in our new Corporate Governance Guidelines. Our Corporate Governance Guidelines also create a new position of non-executive chairman of the board, limit the number of terms any director may serve, and impose limitations on the number of outside directorships our directors may hold. Additionally, non-management directors meet regularly, with the non-executive chairman of the board presiding at those meetings, and all transactions with related parties must receive the prior approval of our board of directors.

Our revised Corporate Governance Guidelines are available at our website, www.healthsouth.com, under the heading “About HealthSouth/Corporate Governance & Ethics.” We will provide to any person, without charge, upon request, a copy of our Corporate Governance Guidelines. Requests for a copy may be made in writing to the following address: Secretary, HealthSouth Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243.

Our Corporate Governance Guidelines provide, among other things, that each member of the board of directors shall:

•	dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties;

•	comply with the duties and responsibilities set forth in the Corporate Governance Guidelines and in our bylaws;

•	comply with all duties of care, loyalty, and confidentiality applicable to directors of publicly traded Delaware corporations; and

•	adhere to our Standards of Business Conduct, including, the policies on conflicts of interest.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. We have established a confidential email and hotline for employees to report violations of our Standards of Business Conduct or other company policy and to report any ethical concerns.

Communications to the Board of Directors, the Committees and the Non-Management Directors

Stockholders and other parties interested in communicating directly to the board of directors, any committee, or any non-management directors may do so by writing to the address listed below. All communications will be forwarded directly to the addressee.

HEALTHSOUTH CORPORATION BOARD OF DIRECTORS P.O. BOX 382827 BIRMINGHAM, ALABAMA 35238

ATTENTION: [Addressee*]

*The “Addressee” description will allow HealthSouth to direct the communication to the intended recipient.

Board Attendance at the Annual Meeting

We have a policy that directors are expected to attend the annual meeting of stockholders. The members of the board of directors generally hold a meeting immediately following the annual meeting of stockholders. Thus, the annual meeting of stockholders and the board meeting are held at the same location to further facilitate and encourage the directors to attend the annual meeting of stockholders. We did not hold an annual meeting in 2004, and we have not held an annual meeting since 2002.

The Director Nomination Process

The Nominating/Corporate Governance Committee of the board of directors has developed a policy regarding director nominations (the “Nominations Policy”). The Nominations Policy describes the process by which candidates for possible inclusion in HealthSouth’s slate of director nominees are selected.

Criteria for Board Members. The committee considers the following factors in evaluating the suitability of candidates and nominees to our board of directors:

•	Integrity: Candidates should demonstrate high ethical standards and integrity in their personal and professional dealings.

•	Accountability: Candidates should be willing to be accountable for their decisions as directors.

•	Judgment: Candidates should possess the ability to provide wise and thoughtful counsel on a broad range of issues.

•	Responsibility: Candidates should interact with each other in a manner which encourages responsible, open, challenging and inspired discussion. Directors must be able to comply with all duties of care, loyalty and confidentiality applicable to directors of publicly traded Delaware corporations.

•	High Performance Standards: Candidates should have a history of achievements which reflects high standards for themselves and others.

•	Commitment and Enthusiasm: Candidates should be committed to, and enthusiastic about, their performance for the company as directors, both in absolute terms and relative to their peers. Directors should be free from conflicts of interest and be able to devote sufficient time to satisfy their board responsibilities.

•	Financial Literacy: Candidates should be able to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the company.

•	Courage: Candidates should possess the courage to express views openly, even in the face of opposition.

Internal Process for Identifying Candidates. The Nominating/Corporate Governance Committee has two primary methods for identifying director nominees (other than those proposed by stockholders, as discussed below). First, on a periodic basis, the committee solicits ideas for possible candidates from members of the board of directors, senior level executives, and individuals personally known to the members of the board. Second, the committee may from time to time use its authority under its charter to retain, at HealthSouth’s expense, one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms).

Proposals for Director Nominees by Stockholders. The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for director. In considering candidates submitted by stockholders, the Nominating/Corporate Governance Committee will take into consideration the needs of the board of directors and the qualifications of the candidate. Any such nominations should be submitted to the Nominating/Corporate Governance Committee, c/o the Secretary of the company, and should include the following: (a) the name of the stockholder and evidence of the person’s ownership of the HealthSouth common stock, including the number of shares owned and the length of time of ownership; and (b) the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of HealthSouth and the person’s consent to be named as a director if selected by the Nominating/Corporate Governance Committee and nominated by the board of directors. The written proposal should be submitted in the time frame described in the Section III.4 of the bylaws which provides that any stockholder wishing to nominate a candidate for director must submit such nomination in writing to the Secretary of the company so that such nomination is received no later than the thirtieth day preceding the date set for such annual meeting or special meeting. HealthSouth did not receive a stockholder proposal to nominate a director for this year’s annual meeting.

Evaluation of Candidates. The Nominating/Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. If, after the committee’s initial evaluation, a candidate meets the criteria for membership, the chair of the Nominating/Corporate Governance Committee will interview the candidate and communicate the chair’s evaluation to the other members of the committee, the chairman of the board and the president and chief executive officer. Later reviews will be conducted by other members of the committee and senior management. Ultimately, background and reference checks will be conducted and the committee will meet to finalize its list of recommended candidates for the board’s consideration. The candidates recommended for the board’s consideration will be those individuals that will create a board that is, as a whole, strong in its collective knowledge of, and diverse in skills and experience with respect to, accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets.

Compensation of Directors

Our directors who are not employees receive an annual cash retainer of $45,000 plus $2,000 per board of directors or Special Committee meeting attended in person, $1,000 per meeting attended by telephone, and $1,000 per committee meeting attended. The chairman of the board receives an additional $100,000 per year to compensate for the enhanced responsibilities and time commitment associated with that position. The chair of the Audit Committee receives an additional $25,000 per year, the chair of the Compensation Committee receives an additional $15,000 per year, and the chairs of the Corporate Compliance Committee, the Finance Committee, and the Nominating/Corporate Governance Committee each receive an additional $10,000 per year.

The sole employee director receives no additional cash compensation for his service on our board of directors or any board committee. All directors are reimbursed for their expenses in connection with their service on the board and its committees.

Pursuant to the 2004 Director Incentive Plan, as amended, each non-employee member of the Special Committee of the board of directors will receive on the date of initial election or appointment a grant of restricted stock valued on the date of grant at $50,000 if granted during the first quarter, $37,500 if granted during the second quarter, $25,000 if granted during the third quarter, and no grant in the fourth quarter. In addition, each non-employee member of the Special Committee of the board of directors will be granted shares of restricted stock at the time annual equity awards are granted to key employees of the company. Such grants will be available to eligible directors serving on the date of grant and will be valued at $50,000 on the date of grant.

All shares of restricted stock granted under our 2004 Director Incentive Plan are subject to annual vesting over a three year period. Any unvested shares are forfeited if the holder ceases to be a member of the board of directors, except in the case of death, disability, or retirement and the holder held such restricted stock for a period of at least 12 months.

Other than as provided above, there were no other arrangements pursuant to which any director was compensated during the year ended December 31, 2004 for service as a director.

In 2004, current non-employee directors were granted the following number of shares of restricted stock:

Name	Number of Shares of Restricted Stock
Steven R. Berrard	9,941
Edward A. Blechschmidt	9,941
Charles M. Elson	4,717
Jon F. Hanson	8,432
Leo I. Higdon, Jr.	4,717
Lee S. Hillman	8,432
John E. Maupin, Jr.	4,717

Involvement in Certain Legal Proceedings

On March 19, 2003, the SEC filed a lawsuit in the United States District Court for the Northern District of Alabama against HealthSouth and our then-Chairman and Chief Executive Officer, Richard M. Scrushy. The lawsuit alleges that HealthSouth overstated earnings by at least $1.4 billion since 1999, and that this overstatement occurred because Mr. Scrushy insisted that HealthSouth meet or exceed earnings expectations established by Wall Street analysts. Specifically, the lawsuit alleges that HealthSouth and Mr. Scrushy violated and/or aided and abetted violations of the antifraud, reporting, books-and-records and internal control provisions of the federal securities laws. On April 3, 2003, the SEC filed an amended complaint adding additional charges against Mr. Scrushy. On May 7, 2003, this litigation was stayed pending the resolution of any criminal charges against Mr. Scrushy in connection with the alleged violations of federal securities laws. On June 6, 2005, the SEC approved a settlement with HealthSouth relating to this action. Mr. Scrushy was subsequently acquitted of the criminal charges brought in the Northern District of Alabama and, on September 7, 2005, the SEC filed a second amended complaint against Mr. Scrushy. That civil action is still pending against Mr. Scrushy.

On October 26, 2005, the U.S. District Court, Middle District of Alabama released an indictment naming Richard M. Scrushy along with a former governor of Alabama and two members of the governor’s administration on charges involving conspiracy, racketeering, and bribery. Mr. Scrushy is accused of making disguised payments of $500,000 in 1999 and 2000 to the then acting governor through a third-party foundation in exchange for an appointment on Alabama’s Certificate of Need Review Board. Mr. Scrushy served on the Certificate of Need Review Board from 1999 to 2001 when he was replaced by another HealthSouth executive. The charges against Mr. Scrushy are still pending, and, if convicted on all counts, Mr. Scrushy could face a total sentence of 40 years.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of HealthSouth equity securities. Executive officers, directors, and beneficial owners of greater than 10% of a registered class of our equity securities are required by SEC regulations to provide us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that for the period from January 1, 2004, through December 31, 2004, all of our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except for the following:

•	Bryan P. Marsal and Guy Sansone, both former interim officers of the company, failed to provide an initial report of ownership on Form 3 at the time they were appointed executive officers of HealthSouth. To our knowledge, neither Mr. Marsal nor Mr. Sansone has filed a Form 3 with the SEC regarding ownership of HealthSouth securities.

•	In November 1999 and April 2000, Joel C. Gordon, our former Chairman of the Board, gifted a total of 10,663 shares of HealthSouth common stock to family members but did not report those gifts on Form 4 or Form 5. On January 22, 2004, Mr. Gordon filed a Form 4 with the SEC that contained a revised list of his beneficial ownership reflecting the prior gifts.

•	On August 20, 2004, Leo I. Higdon, Jr. filed a Form 4 with the SEC relating to an acquisition of HealthSouth common stock that occurred on August 17, 2004. The form was filed one day late due to technical error.

•	On June 28, 2004, Michael D. Snow, our Executive Vice President and Chief Operating Officer, filed an application for access codes to file on Edgar. This application was rejected on July 2, 2004, due to a technical error. Mr. Snow re-filed the application and received his Edgar access codes. He filed his Form 4 on July 7, 2004, but as a consequence of the delay relating to the access code application, the form was filed late.

PROPOSAL TWO – STOCKHOLDER PROPOSAL RELATING TO THE CHAIRMAN OF THE BOARD POSITION

James Potkul, 3633 Hill Road, 2ND Floor, Parsippany, NJ 07054, the beneficial owner of 2,000 shares of HealthSouth common stock, has advised HealthSouth that he intends to present the following resolution at the annual meeting. In accordance with the applicable proxy statement regulations, the proposed resolution and Mr. Potkul’s supporting statement, for which the Special Committee and HealthSouth accept no responsibility, are set forth below. Approval of this proposal would require the affirmative vote of a majority of HealthSouth’s shares present at the annual meeting and entitled to vote.

Proposed Resolution

“Resolved, that the shareholders of HealthSouth Corporation (the “Company”) recommend the AMENDMENT OF THE COMPANY’S BYLAWS TO REQUIRE THAT THE BOARD’S CHAIRPERSON BE AN INDEPENDENT DIRECTOR.

For the purposes of this proposal, the stockholders further recommend that the term “Independent Director” means a director who: i) has not been employed by the company in an executive capacity within the last 5 years; ii) is not, and is not affiliated with a company that is, an advisor or consultant to the company; iii) is not affiliated with a significant customer or supplier of the company; iv) has no personal services contract(s) with the company or its senior management; v) is not affiliated with a not-for-profit entity that receives significant contributions from the company; vi) within the last 5 years, has not had any business relationship with the company (other than service as a director) for which the Company has been required to make disclosures under regulation S-K of the Securities and Exchange Commission; vii) is not employed by a public company at which an executive officer of the company serves as a director; viii) has not had a relationship described in i) through vii) above with any affiliate of the company; and ix) is not a member of the immediate family of any person described in i) through viii) above.”

Mr. Potkul’s Statement in Support of this Proposal

“How important is the Board of Directors? I believe that the Board – and most particularly its Chairperson – is of paramount importance. This is why I am sponsoring this proposal which urges the Board to amend the Company’s bylaws so that the Board’s leader will be a person who is independent of the Company and its officers. Through this proposal, I seek to promote strong, objective leadership on the Board.

A Board of Directors must formulate corporate policies and monitor management’s implementations of those policies. The Chairperson is responsible for leading the Board in these tasks, and ensuring that directors are given the information necessary to perform their duties. In my view, when the Board’s Chairperson is also an officer, employee or otherwise closely related to the Company’s management, it is difficult to objectively perform this monitoring and evaluation function. I believe that an independent Chairperson would best ensure that the interests of the shareholders are best served, rather than the interests of management.

I urge you to vote FOR this proposal.”

Statement of the Special Committee of the Board Of Directors

The Special Committee of our board of directors has considered the proposal set forth above relating to amending the company’s bylaws to require that the chairman of the board be an independent director as well as the terms of what would constitute an independent director. The Special Committee has determined not to oppose the proposal and to make no voting recommendation to stockholders. The proposal, which is advisory in nature, would constitute a recommendation to the board if approved by stockholders.

HealthSouth is committed to strong principles of independent corporate governance. Nine members of our current board of directors, including HealthSouth’s current chairman of the board, qualify as “independent directors” under our Corporate Governance Guidelines. These Corporate Governance Guidelines, which were adopted in 2003, create a new position of non-executive chairman of the board and require that three-quarters of the members of the board of directors must be “independent,” as affirmatively determined by the board of directors. The Corporate Governance Guidelines provide that a member of the board of directors may be considered “independent” if the member has not been employed by HealthSouth within the last three years (other than as interim chairman of the board of directors or interim chief executive officer) and:

•	does not have an immediate family member that has been employed by the company as an executive officer within the last three years;

•	has not received more than $100,000 in direct compensation from the company within the last three years other than for services as a member of the board, interim chairman of the board or interim chief executive officer;

•	is not, and has not been within the last three years, an executive officer or an employee of a significant customer or supplier of the company;

•	is not, and has not been within the last three years, affiliated with or employed by the our present or former internal or external auditor;

•	is not affiliated with any not-for-profit entity which, in the business judgment of the board, receives significant contributions from the company;

•	is not employed as an executive officer of a public company at which an executive officer of the company serves as a member of such public company’s board of directors;

•	has not had any of the relationships described above with any affiliate of HealthSouth;

•	is not a member of the immediate family of any individual, or have an immediate family member, with any of the relationships described in the paragraphs above; and

•	has no other material relationship which, in the business judgment of the board of directors, would impair his or her ability to exercise independent judgment.

Each member of the board must also meet any mandatory qualifications for membership on the board of directors, and the board of directors, as a whole, must meet the minimum “independence” requirements, imposed by any exchange or market on which HealthSouth’s common stock is listed and any other laws and regulations applicable to the company.

The Special Committee wants to use this proposal as an opportunity for stockholders to express their views as to whether HealthSouth, in addition to its Corporate Governance Guidelines, should also amend its bylaws to require that the board’s chairman be an independent director, without being influenced by any recommendation the Special Committee might make.

Approval of this proposal requires the affirmative vote of a majority of HealthSouth’s shares present at the annual meeting and entitled to vote. Such approval would not, by itself, effect an amendment to HealthSouth’s bylaws because the stockholder proposal solely recommends the amendment of HealthSouth’s bylaws. If stockholders approve the proposal at this year’s annual meeting, the board of directors will consider adopting an amendment to HealthSouth’s bylaws that is consistent with the proposal, our Corporate Governance Guidelines, any exchange or market on which the company’s common stock is listed and any other laws and regulations applicable to the company.

Proxies validly voted in accordance with the instructions on the proxy card will be voted on this proposal in the manner specified by the stockholder. If stockholders do not specify the manner in which their shares are to be voted on this proposal, such shares will be counted as abstentions. THE SPECIAL COMMITTEE IS NOT OPPOSING THIS PROPOSAL AND MAKES NO VOTING RECOMMENDATION TO STOCKHOLDERS.

EXECUTIVE OFFICERS AND OTHER INFORMATION

Executive Officers

The following table lists all of our current executive officers. Each of our executive officers will hold office until his or her successor is selected, or until his or her earlier resignation or removal.

Name	Age on 12/2/2005	Position	Date Became Officer
Jay Grinney (1)	54	President and Chief Executive Officer; Director	5/10/2004
Michael D. Snow	50	Executive Vice President and Chief Operating Officer	6/30/2004
John L. Workman	54	Executive Vice President and Chief Financial Officer	9/20/2004
John Markus	54	Executive Vice President and Chief Compliance Officer	2/1/2004
Gregory L. Doody	41	Executive Vice President, General Counsel and Secretary	3/15/2004
James C. Foxworthy	54	Executive Vice President and Chief Administrative Officer	3/1/2005
Joseph T. Clark	49	President—Surgery Centers Division	3/1/2005
Karen G. Davis	50	President—Diagnostic Division	9/1/2003
Diane L. Munson	55	President—Outpatient Division	3/15/2004
Mark J. Tarr	44	President—Inpatient Division	9/27/2004

(1)	Mr. Grinney’s biographical information is provided above under “Nominess for Director.”

There are no arrangements or understandings known to us between any of the individuals listed above and any other person pursuant to which he or she was or is to be selected as an officer, other than any arrangements or understandings with officers of HealthSouth acting solely in their capacities as such.

Joseph T. Clark—President—Surgery Centers Division

Mr. Clark was named President of the surgery centers division effective March 1, 2005. Mr. Clark has 25 years of experience in various health services companies. From August 2000 to September 2005, Mr. Clark served as President and Chief Executive Officer of HealthMark Partners, Inc, an owner, operator and developer of ambulatory surgery centers and specialty hospitals. From March 1988 to August 1999, he served in various senior management roles, including Chief Executive Officer, of Response Oncology, a provider of cancer services through a series of 55 cancer centers, physicians practice management relationships, and clinical trials support services to the pharmaceutical industry. Mr. Clark also had 10 years of experience with two proprietary hospital chains, Humana and American Medical International.

Karen G. Davis—President—Diagnostic Division

Ms. Davis was named President of our diagnostic division on September 1, 2003. Ms. Davis joined us in 1994 after her employer, Diagnostic Health Corporation, was acquired by HealthSouth. During her tenure with us, she has served in various middle and senior management positions in our diagnostic and inpatient divisions, serving as Diagnostic Group Vice President for the Eastern United States from March 1994 to December 1999, as Chief Executive Officer for the HealthSouth Metro West Hospital, located in Birmingham, Alabama from December 1999 to October 2001, as our National Director for Clinical Trials from October 2001 to March 2003, and as a Product Line Manager in our diagnostic division from March 2003 to September 2003.

Gregory L. Doody—Executive Vice President, General Counsel and Secretary

Mr. Doody was named Executive Vice President, General Counsel and Secretary on March 16, 2004. Between September 2003 and March 2004, Mr. Doody served as our interim Corporate Counsel and Secretary. Before joining us, Mr. Doody was a partner at Balch & Bingham LLP, a regional law firm based in Birmingham, Alabama. He joined Balch & Bingham LLP in August 2000 and was a member of the firm’s Financial Services and Transactions section and the Corporate, Tax and Finance section.

James C. Foxworthy—Executive Vice President and Chief Administrative Officer

Mr. Foxworthy was named our Executive Vice President and Chief Administrative Officer effective March 1, 2005. From 2003 to 2005, Mr. Foxworthy served as corporate vice president for business transformation at Temple-Inland, a public corporation operating in various industry segments including corrugated packaging, financial services, and manufactured lumber products. From 1998 to 2003, he served as Executive Vice President of Inland Paperboard and Packaging and Group Vice President of Temple-Inland. Prior to Temple-Inland, Mr. Foxworthy spent 18 years with Union Camp Corporation, a leading maker of fine papers and packaging, where he served in a number of human resource roles including division manager of industrial relations.

John Markus—Executive Vice President and Chief Compliance Officer

Mr. Markus was named Executive Vice President and Chief Compliance Officer on February 1, 2004. Mr. Markus served as Senior Vice President of Corporate Compliance with Fresenius Medical Care North America from 1999 to January 2004, as Vice President, Corporate Compliance with Oxford Health Plans from 1998 to 1999, and as Executive Vice President with National Health Laboratories, Inc. (now known as Laboratory Corporation of America, Inc.) from 1990 to 1996. Mr. Markus also practiced law with Greenberg, Traurig, Lipoff, Rosen & Quentel from 1996 to 1998 and with Akin, Gump, Strauss, Hauer & Feld from 1980 to 1990, both law firms based in Washington, D.C.

Diane L. Munson—President—Outpatient Division

Ms. Munson was named President of our outpatient division on March 15, 2004. Prior to joining us, Ms. Munson served as Vice President and General Manager for Beverly Enterprises Inc. from 2002 to 2004, as President and Chief Executive Officer of Fluidsense Inc. from 2001 to 2002, and as Senior Vice President Healthcare Services of Inlight, Inc. from 1999 to 2001. Ms. Munson has over 25 years of Healthcare Operations Management experience. She spent 18 years with Baxter International, Inc. and Caremark International, Inc. in various senior executive positions.

Michael D. Snow—Executive Vice President and Chief Operating Officer

Mr. Snow was named Executive Vice President and Chief Operating Officer on June 30, 2004. Mr. Snow has over 24 years experience in healthcare business operations, serving most recently as President of HCA’s Gulf Coast Division from 1996 to 2004 and as Chief Operating Officer of Columbia/HCA’s Greater Houston Division from 1995 to 1996. From 1994 to 1995, Mr. Snow served as Chief Executive Officer of Doctors’ Hospital of Jefferson in Metairie, Louisiana, a Tenet Healthcare Corporation facility, and between 1980 and 1994, Mr. Snow served in various management and executive positions with Universal Health Services, Inc. and Humana, Inc., both healthcare providers.

Mark J. Tarr—President—Inpatient Division

Mr. Tarr was named President of our inpatient division on September 27, 2004. Mr. Tarr joined us in 1993, and has held various management positions with us, including serving as a Senior Vice President with responsibility for all inpatient operations in Texas, Louisiana, Arkansas, Oklahoma, and Kansas from 1997 to 2004, as Director of Operations of our 80 bed rehabilitation hospital in Nashville, Tennessee from 1994 to 1997, and as Chief Executive Officer/Administrator of our 70 bed rehabilitation hospital in Vero Beach from 1992 to 1994.

John L. Workman—Executive Vice President and Chief Financial Officer

Mr. Workman was named Executive Vice President and Chief Financial Officer on September 20, 2004. From 1998 to 2004, Mr. Workman served in various management and executive capacities with U.S. Can Company, including serving as its Chief Financial Officer from 1998 to 2002, as its Chief Operating Officer from 2002 to 2003, and as its Chief Executive Officer from 2003 to 2004. Prior to joining U.S. Can Company, Mr. Workman was employed by Montgomery Ward & Company, Inc. for 14 years, where he held several management and executive positions, including General Auditor, Chief Financial Officer, and Chief Restructuring Officer. Mr. Workman began his career in public accounting, and was a partner with the public accounting firm KPMG.

Executive Compensation

Summary Compensation Table

The following tables furnish, for the periods stated, compensation information concerning our current, interim, and former “named executive officers,” which definition includes each person who served as our chief executive officer during those periods, as well as our next four most highly compensated executive officers serving on December 31 of each period and up to two additional executive officers who would have otherwise qualified had they not left HealthSouth prior to December 31, 2004.

Current and Interim Named Executive Officers

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(4)	Restricted Stock Awards ($)(5)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)(6)
Jay Grinney President and Chief Executive Officer	2004	571,154	—	—	521,000	1,000,000	—	50,775

Michael D. Snow Executive Vice President and Chief Operating Officer	2004	294,735	100,000	—	450,000	105,000	—	266,647

John L. Workman Executive Vice President and Chief Financial Officer	2004	127,173	75,000	—	138,875	55,000	—	11,600

John Markus Executive Vice President and Chief Compliance Officer	2004	327,452	70,000	—	132,000	65,000	—	232,887

Gregory L. Doody (1) Executive Vice President, General Counsel and Secretary	2004 2003	275,961 —	— —	— —	118,500 —	65,000 —	— —	277 —

Robert P. May (2) Interim Chief Executive Officer	2004 2003 2002	— — —	— — —	198,645 364,739 —	50,002 — —	— 25,000 25,000	— — —	— — —

Joel C. Gordon (3) Interim Chairman of the Board	2004 2003 2002	347,197 422,467 250,000	— — —	600,000 600,000 600,000	50,002 — —	— 25,000 25,000	— — —	4,497 2,938 4,944

(1)	We named Mr. Doody interim Corporate Counsel and Secretary in September 2003. He served in that role until March 15, 2004, when we named him Executive Vice President, General Counsel and Secretary. While interim Corporate Counsel and Secretary, Mr. Doody was not a HealthSouth employee but remained a partner of his law firm, Balch & Bingham LLP, devoting substantially all of his time to us as interim Corporate Counsel and Secretary.
(2)	We named Mr. May interim Chief Executive Officer on March 19, 2003. He served in that role until May 10, 2004, when we named Mr. Grinney our President and Chief Executive Officer. The amounts shown as other annual compensation to Mr. May comprise payments of $40,000 per month made to RPM Systems while Mr. May was interim Chief Executive Officer, the primary purpose of which was to compensate Mr. May for his services. We made additional payments to RPM Systems that are not reflected in the above table, the primary purpose of which was to compensate Mr. May for his participation in various board and committee meetings. See the discussion above under the caption “Compensation of Directors” for information about director compensation.
(3)	We named Mr. Gordon interim Chairman of the Board on March 19, 2003. He served in that capacity until June 30, 2004, when we named him Chairman Emeritus. In connection with the merger between HealthSouth and Surgical Care Affiliates, Inc., we entered into a non-competition agreement and a consulting agreement with Mr. Gordon which are discussed below under the caption “Joel Gordon Consulting Agreement.” The amounts shown as salary in the above table comprise payments made to Mr. Gordon under the consulting agreement, which payments were increased to $40,000 per month while he was interim Chairman of the Board. In 2003, a portion of these payments were deferred under a deferred compensation agreement between Mr. Gordon and HealthSouth. All amounts deferred during 2003 were paid by December 31, 2003. The amounts shown as other annual compensation in the above table comprise payments made under the non-competition agreement. We made additional payments to Mr. Gordon, not reflected in the table above, to compensate him for participation in various board and committee meetings. See the discussion above under the caption “Compensation of Directors” for information about director compensation. In addition, since 2001 we have provided Mr. Gordon with an office in Nashville, Tennessee, at a cost of $4,050 per month.
(4)	Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus for the named current or interim executive officer for each year covered.
(5)	The amounts shown in this column are based on the closing market price of our common stock on the date the restricted shares were granted. Except for grants made to Messrs. May and Gordon, all grants of restricted stock were made under our 1998 Restricted Stock Plan, and vest on the third anniversary of the effective date of the award if the executive is still employed by us. We granted 8,432 shares of restricted stock to Mr. May and 8,432 shares of restricted stock to Mr. Gordon under our 2004 Director Incentive Plan, which vest in three equal annual installments beginning on January 1 of the year following the date of the grant. As of December 31, 2004, the aggregate number and value (based on the closing price of our common stock on December 31, 2004) of shares of restricted stock held by the current and interim executive officers was as follows: Mr. Grinney—100,000 shares ($628,000), Mr. Snow—75,000 shares ($471,000), Mr. Workman—27,500 shares ($172,700), Mr. Markus—30,000 shares ($188,400), Mr. Doody—30,000 shares ($188,400), Mr. May—8,432 shares ($52,953), and Mr. Gordon—8,432 shares ($52,953). Although we have never paid dividends on our common stock, our restricted stock and common stock are treated the same for the purpose of calculating dividends.
(6)	For the year ended December 31, 2004, all other compensation consists of (a) company matching contributions to our Retirement Investment Plan (401(k)) in the following amount: Mr. Grinney—$623; (b) company paid premiums for group term life insurance in the following amounts: Mr. Grinney—$764, Mr. Workman—$316, Mr. Markus—$764, Mr. Doody—$277, and Mr. Gordon—$4,497; (c) company relocation assistance payments in the following amounts: Mr. Grinney—$32,518, Mr. Snow—$266,647, Mr. Workman—$11,284, and Mr. Markus—$232,123; and (d) company paid premiums for long-term disability insurance in the following amount: Mr. Grinney—$16,870. For the years ended December 31, 2003 and 2002, all other compensation consists of company paid premiums for group term life insurance to Mr. Gordon.

Bryan P. Marsal served as Chief Restructuring Officer from March 24, 2003 until May 7, 2004, and Guy Sansone served as our interim Chief Financial Officer from March 24, 2003 until September 19, 2004. During that time, both Mr. Marsal and Mr. Sansone remained Managing Directors of Alvarez & Marsal, Inc., and both continued to be paid directly by that company, although we paid Alvarez & Marsal, Inc. for certain restructuring services. Neither Mr. Marsal nor Mr. Sansone received any options, equity, or other compensation of any kind from us.

Stock Option Grants

The following table identifies all stock option grants made to our named executive officers during the year ended December 31, 2004.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Jay Grinney	1,000,000	12.86%	5.21	5/8/2014	3,276,541	8,303,398
Michael D. Snow	105,000	1.35%	6.00	6/30/2014	396,204	1,004,058
John L. Workman	55,000	0.71%	5.05	9/20/2014	174,675	442,662
John Markus	65,000	0.84%	4.40	3/5/2014	179,864	455,810
Gregory L. Doody	65,000	0.84%	3.95	3/15/2014	161,469	409,193

(1)	The potential realizable value portion of the foregoing table represents a hypothetical value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the common stock over the term of the options, based on the fair market value of the common stock at the time the options were awarded. The amounts do not take into account provisions of the options relating to vesting, nontransferability, or termination of the option following termination of employment. In addition, because of the valuation model being used (value based on an assumed rate of return over time), options with higher exercise prices appear to have a significant current value when in fact they have little or no actual current value.

Aggregated Stock Option Exercises

The following table sets forth information concerning options exercised by our current and interim named executive officers during the year ended December 31, 2004, as well as information concerning unexercised options held by them.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Options at Fiscal Year End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Jay Grinney	—	—	—	1,000,000	—	1,070,000
Michael D. Snow	—	—	—	105,000	—	29,400
John L. Workman	—	—	—	55,000	—	67,650
John Markus	—	—	—	65,000	—	122,200
Gregory L. Doody	—	—	—	65,000	—	151,450
Robert P. May	—	—	50,000	—	105,750	—
Joel C. Gordon	—	—	300,000	—	67,000	—

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2004, information concerning compensation plans under which our securities are authorized for issuance. The table does not reflect grants, awards, exercises, terminations, or expirations since that date. All share amounts and exercise prices have been adjusted to reflect stock splits that occurred after the date on which any particular underlying plan was adopted, to the extent applicable.

	Securities to be Issued Upon Exercise	Weighted Average Exercise Price	Securities Available for Future Issuance(1)
Plans Approved by Stockholders	13,652,991	$8.98	22,270,163
Plans Not Approved by Stockholders	3,294,458	7.95	5,947,364

Total	16,947,449	$8.78	28,217,527

(1)

As of December 31, 2004, our 1998 Restricted Stock Plan, which was approved by our stockholders, had 2,035,000 remaining shares reserved for granting restricted stock awards under the plan. As of December 31, 2004, our 2004 Director Incentive Plan, which was not approved by our stockholders, had 1,932,239 remaining shares reserved for granting restricted stock awards under the plan. The number of shares for which non-qualified options may be granted under our 1995 Stock Option Plan automatically increased on the first trading day of each calendar year during the term of the plan, by an amount equal to 0.9% of the total shares of common stock of HealthSouth outstanding on December 31 of the immediately preceding year. As of the first trading day of 2005, the number of shares for which non-qualified options available to be granted under out 1995 Stock Option Plan increased by 3,951,649 shares. On November 17, 2005, upon recommendation of the Compensation Committee, the Special Committee adopted the HealthSouth Corporation 2005 Equity Incentive Plan (the “Equity Plan”). The Equity Plan was adopted to replace the company’s 1995 Stock Option Plan, which recently expired. The Equity Plan provides for the grant of stock options, restricted stock, stock appreciation right, deferred stock and other stock-based awards to directors, executives and other key employees of the company as determined by the board of directors or the Compensation Committee in accordance with the terms of the Equity Plan and evidenced by an award agreement with each participant.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Employment Agreement of Jay Grinney

On May 3, 2004, we entered into an employment agreement with Mr. Jay Grinney pursuant to which he was employed as President and Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Grinney will receive an annual base salary of $900,000, subject to annual adjustments as determined by the Compensation Committee, and an annual bonus based on both the performance of HealthSouth and his personal performance. He also received reimbursement of certain costs of relocating to Birmingham, Alabama, and will be entitled to participate in and receive benefits under certain insurance, benefit, and perquisite plans as may be in effect from time to time on such terms as are offered to other similarly-situated officers of HealthSouth. Such plans include but are not limited to vacation, medical, life insurance, 401(k), disability insurance, pension (qualified and non-qualified), ESOP, profit sharing, and incentive and equity compensation plans.

Under the employment agreement, we granted to Mr. Grinney 100,000 shares of restricted stock pursuant to our 1998 Restricted Stock Plan which will vest on the third anniversary date of the commencement of his employment, provided Mr. Grinney is employed by us on such date. We also granted Mr. Grinney an option to purchase an aggregate of 1,000,000 shares of common stock pursuant to our 1995 Stock Option Plan with a per share exercise price of the shares underlying the option equal to the last reported sales price for a share of common stock on the date of commencement of his employment, as quoted by brokers and dealers trading in the shares in the over-the-counter market. The option will vest and become exercisable with respect to one-third of the shares on each of the first three anniversaries of Mr. Grinney’s employment commencement date, provided that he is employed by us on each such date. The employment agreement also provides that Mr. Grinney shall be entitled to participate in the ongoing and other long-term awards and programs on the same basis as other similarly-situated HealthSouth executives.

The employment agreement is effective for a term of three years following its commencement date and will renew for successive one-year terms if not terminated by either party within 90 days of the scheduled date of termination. If the employment agreement is terminated by us without cause or by Mr. Grinney for good reason, Mr. Grinney shall be entitled to receive (a) payment of any salary and bonus due as of the date of termination as well as payments of other amounts or benefits due to Mr. Grinney as of the date of termination or such longer period as provided under certain benefit plans of HealthSouth, (b) continued participation in certain benefit and entitlement plans for a period of no less than 24 months, (c) immediate vesting of any unvested portion of (A) the restricted stock award, and (B) the option grant, with continued exercisability of the outstanding portion for a period of 12 months thereafter, and (d) certain severance payments and benefits, including an amount equal to no less than 24 months of Mr. Grinney’s salary. The employment agreement provides certain change in control provisions pursuant to which, under certain circumstances, all outstanding options to acquire shares granted to Mr. Grinney shall immediately vest and become exercisable and all other equity related awards granted to him shall immediately vest and restrictions thereon shall immediately lapse.

If the employment agreement is terminated by us for cause or by Mr. Grinney without good reason, Mr. Grinney will receive (a) an amount equal to his salary through the date of termination, (b) any restricted stock awards that have fully vested, (c) any portion of the option grant that has vested and is then outstanding (which shall remain exercisable for a period of three months thereafter), and (d) any other benefits or entitlements due as of the date of termination.

In the event of termination as a result of death or disability, Mr. Grinney or his representatives will receive payment of a sum equal to his salary through the end of the month in which termination occurs, a pro rata portion of the target annual bonus and certain other payments or awards due as of the date of termination, including continued full vesting of the restricted stock award, participation in certain benefit and entitlement plans for a period of no less than 12 months and payments of other amounts or benefits due to Mr. Grinney as of the date of termination, provided, however that (A) in the event of death, any unvested portion of the option award shall vest in full with continued exercisability for a 12 month period, and (B) in the event of disability, the unvested portion of the option grant shall be immediately forfeited and the vested outstanding portion of the option grant shall remain exercisable for a period of three months following termination.

The employment agreement also contains certain (a) non-competition provisions which are effective throughout the term of Mr. Grinney’s employment and for a period of 24 months thereafter unless termination is for cause or as a result of disability, in which case such provisions shall remain in effect for a period of 12 months, and (b) non-interference and non-solicitation provisions which are effective throughout the term of Mr. Grinney’s employment and for a period of 36 months thereafter.

For purposes of Mr. Grinney’s agreement, “cause” means Mr. Grinney’s (a) act of fraud, misappropriation, or embezzlement respecting HealthSouth, (b) indictment for, conviction of, or plea of guilt or no contest to any felony, (c) engaging in willful gross neglect or willful gross misconduct resulting in material harm to HealthSouth, (d) suspension or debarment from participation in any federal or state health care program under certain circumstances; (e) violation of certain of the securities laws, (f) failure to comply with valid and legal directives of the board of directors, or (g) material breaches of certain provisions of his agreement.

“Good reason” means, among other things, Mr. Grinney’s annual base salary or bonus opportunity is reduced or his position, duties, and authority are diminished or certain other obligations of HealthSouth to Mr. Grinney are not fulfilled.

A “change of control” of HealthSouth occurs when any person or “group” as defined in SEC rules (a) becomes the beneficial owner of HealthSouth securities having 50% or more of the combined voting power of HealthSouth that may be cast in the election of directors, (b) as a result of certain transactions such as a tender offer or merger the holders of securities entitled to vote in the election of our directors immediately prior to such transaction constitute, following such transaction, less than a majority of the combined voting power of the surviving entity entitled to vote in the election of directors or (c) we sell, transfer, or lease all or substantially all of our assets, including our subsidiaries.

Employment Agreements of Other Executive Officers

We have also entered into employment agreements with the following executive officers effective as of the dates indicated: Michael D. Snow, Executive Vice President and Chief Operating Officer (June 30, 2004), John L. Workman, Executive Vice President and Chief Financial Officer (September 3, 2004), John Markus, Executive Vice President and Chief Compliance Officer (March 15, 2004), Gregory L. Doody, Executive Vice President, General Counsel, and Secretary (March 15, 2004), and James C. Foxworthy, Executive Vice President and Chief Administrative Officer (March 1, 2005).

Each agreement provides that the officer will be paid a designated annual base salary and an annual bonus based on both the performance of HealthSouth and the officer’s personal performance. The annual base salaries are $600,000 for Mr. Snow, $475,000 for Mr. Workman, $363,000 for Mr. Markus, $350,000 for Mr. Doody, and $325,000 for Mr. Foxworthy. The agreements for Messrs. Snow, Workman, Markus, and Foxworthy provide for reimbursement of certain costs of relocating to Birmingham. The agreements for Messrs. Snow, Workman, and Markus provide for signing bonuses of $100,000, $75,000, and $70,000, respectively.

The agreements for Messrs. Snow, Workman, and Foxworthy state that 75,000 shares of restricted stock under HealthSouth’s 1998 Restricted Stock Plan vesting on June 30, 2007 will be granted to Mr. Snow, 27,500 shares of restricted stock under such plan vesting on September 20, 2007 will be granted to Mr. Workman and 30,000 shares of restricted stock under such plan vesting on March 1, 2008 will be granted to Mr. Foxworthy. Mr. Snow will also receive 105,000 shares of common stock under the 1998 Stock Option Plan, Mr. Workman will receive 55,000 shares under such plan and Mr. Foxworthy will receive 65,000 shares under such plan. The exercise price of such options is market price as the date of grant and such options vest and become exercisable with respect to one-third of the shares on each of the first three anniversaries of the date of grant, provided such persons are employed by us on each date of vesting.

All of the agreements provide for three year terms, except Mr. Workman’s agreement renews for successive one-year terms unless terminated by either party on 90 days notice. If any agreement is terminated by us without cause, by the officer for good reason, or within 60 days following a change of control of HealthSouth, or by either party as a result of death or disability, the officer shall be entitled to receive certain benefits and severance payments. The severance payments due under these agreements include the executive’s base salary and certain health benefits for a period of 24 months following termination except for Mr. Markus, in which case the amount of the severance payments equals the base salary due for the number of months remaining in the agreement. The severance payment is equal to three months’ base salary in the case of death of an officer, and payments due to disability are generally to be paid based upon the term remaining in the agreement and the date the officer is eligible for disability payments under HealthSouth’s disability policy. The agreements allow the officer to receive reimbursement of certain relocation expenses in the case of Messrs. Snow, Markus, Workman, and Foxworthy. In addition, the agreements for Messrs. Snow, Workman, Doody, and Foxworthy provide for automatic vesting of restricted stock upon a change in control of HealthSouth.

If any agreement is terminated by us for cause or by the officer without good reason, the officer will receive any salary, bonus, or other payments due as of the date of termination, including any vested stock options and benefits to which the officer is entitled. Each agreement also contains certain non-competition and, in some cases, non-disclosure, provisions effective for certain periods after the officer’s employment terminates. For purposes of these agreements, the terms “cause,” “good reason,” and “change of control” are defined in ways substantially the same as the meanings given to such terms in Mr. Grinney’s agreement, as described for Mr. Grinney above, except that “good reason” is defined more narrowly to limit “good reason” primarily to breaches of the compensation, bonus, and benefit provisions of the agreement applicable to the officer.

Joel Gordon Consulting Agreement

In connection with the merger between HealthSouth and Surgical Care Affiliates, Inc., we entered into a non-competition agreement and a consulting agreement with Mr. Joel Gordon, our former interim Chairman of the Board. Pursuant to the non-competition agreement, we agreed to pay Mr. Gordon an aggregate of $7,250,000 in 10 annual installments, beginning on June 15, 1996 and ending on June 15, 2006, comprised of five payments of $850,000 and five payments of $600,000. Pursuant to the consulting agreement, we agreed to pay Mr. Gordon an annual consulting fee of not less than $250,000 and to allow him to participate in any benefit plans generally available to HealthSouth executives. The consulting agreement, which originally expired on January 16, 2001, was amended on March 1, 2000 to extend the expiration date to January 16, 2006. In addition, since 2001 we have provided Mr. Gordon with an office in Nashville, Tennessee, at a cost of $4,050 per month.

Restricted Stock Agreements

On March 1, 2005, we granted 26,270 shares of restricted common stock to both Robert P. May and Joel C. Gordon pursuant to individual restricted stock agreements. Each restricted stock agreement provides that, until “vested,” the shares of restricted stock shall be forfeited to us if the recipient ceases to be a member of the board of directors, except in the case of his death, disability, or mandatory retirement, or if certain “change in control” events occur. The shares are scheduled to vest in equal annual installments over a three year period, beginning on March 1, 2006. Effective May 10, 2005, Mr. Gordon retired from service as a member of our board of directors pursuant to our mandatory director retirement policy. Consequently, the 26,270 shares of restricted stock granted to him vested and all restrictions upon transfer applicable to those shares terminated effective upon his retirement. Effective October 1, 2005, Mr. May voluntarily resigned from our board of directors. Although Mr. May transferred a number of those shares to the company in order to pay applicable taxes, the 26,270 shares of restricted stock granted to him vested and all restrictions upon transfer applicable to those shares terminated.

2005 Equity Incentive Plan

On November 17, 2005, upon recommendation of the Compensation Committee, the Special Committee adopted the HealthSouth Corporation 2005 Equity Incentive Plan (the “Equity Plan”). The Equity Plan was adopted to replace the company’s 1995 Stock Option Plan, which recently expired. The Equity Plan provides for the grant of stock options, restricted stock, stock appreciation rights, deferred stock and other stock-based awards (collectively, the “Awards”) to directors, executives and other key employees of the company as determined by the board of directors or the Compensation Committee in accordance with the terms of the Equity Plan and evidenced by an award agreement with each participant.

The Equity Plan has a term of three years, unless terminated earlier by the Board. Any Awards outstanding under the Equity Plan at the time of its termination will remain in effect in accordance with their terms. The aggregate number of shares of common stock available for issuance under the Equity Plan is 22 million shares, subject to equitable adjustment upon a change in capitalization of the company or the occurrence of certain transactions affecting the common stock reserved for issuance under the Equity Plan. Any Awards under the Equity Plan must have a purchase price or an exercise price not less than the fair market value of such shares of common stock on the date of grant. Unless otherwise determined by the board or as provided in an award agreement, upon a change in control (as defined in the Equity Plan) of the company, the vesting of all outstanding awards will accelerate.

Notwithstanding the foregoing, no option may be exercised and no shares of stock may be issuable pursuant to other Awards under the Equity Plan until the company complies with its reporting and registration obligations under the federal securities laws, unless an exemption from registration is available with respect to such shares.

Key Executive Incentive Program

On November 17, 2005, the Special Committee approved, upon the recommendation of the Compensation Committee and our chief executive officer (who is not a participant), the HealthSouth Corporation Key Executive Incentive Program (the “Program”). The Program is a supplement to the company’s overall compensation program for executives and is intended to incentivize key senior executives with equity awards that vest and cash bonuses that are payable, in each case through January 2009.

Eight executive officers (each a “Key Executive” and, collectively, the “Key Executives”) are entitled to receive incentive awards under the Program. The eight Key Executives include the following named executive officers: Michael D. Snow, Executive Vice President and Chief Operating Officer; John L. Workman, Executive Vice President and Chief Financial Officer; Gregory L. Doody, Executive Vice President, General Counsel and Secretary; and John Markus, Executive Vice President and Chief Compliance Officer. All other Key Executives in the Program are also executive officers of the company.

The Key Executives will receive approximately 50% of their awards in equity and 50% in cash, except that Messrs. Snow and Workman will receive 60% of their awards in equity and 40% in cash. The equity component will be comprised of approximately one-third stock options and two-thirds restricted stock.

The equity awards, which were made on November 17, 2005, were one-time special equity grants. These awards are separate from, and in addition to, the normal equity grants awarded in March and generally are equivalent to the Key Executive’s normal annual grant. The equity awards granted to the Key Executives who are named executive officers are as follows: Mr. Snow: 140,797 shares of restricted stock and 88,635 stock options; Mr. Workman: 119,617 shares of restricted stock and 75,301 stock options; Mr. Doody: 54,418 shares of restricted stock and 34,257 stock options; and Mr. Markus: 54,418 shares of restricted stock and 34,257 stock options. The stock options have an exercise price equal to $3.87 per share, the fair market value on the date of grant. The stock options and restricted stock will vest according to the following schedule: twenty-five percent in January 2007, twenty-five percent in January 2008, and the remaining fifty percent in January 2009.

The cash component of the award will be a one-time cash incentive payment payable twenty-five percent in January 2007, twenty-five percent in January 2008, and the remaining fifty percent in January 2009. This cash bonus will be equivalent to between approximately 80% and 110% of the Key Executive’s base salary. In order for each Key Executive to receive each installment of the cash award, he or she must be employed in good standing on a full-time basis at the time of each payment, and the company must have attained certain performance goals based on liquidity.

In order to implement the Program, the company intends to enter into individual award agreements with each of the Key Executives, setting forth the terms and conditions of the awards consistent with the description above.

Change in Control Benefits Plan

On November 4, 2005, the Special Committee approved, upon the recommendation of the Compensation Committee, the HealthSouth Corporation Change in Control Benefits Plan (the “Change in Control Plan”). Amounts payable under the Change in Control Plan are in lieu of and not in addition to any other severance or termination payment under any other plan or agreement with HealthSouth. As a condition to receipt of any payment or benefits under the Change in Control Plan, participating employees, as designated by the chief executive officer (each a “Participant” and, collectively, “Participants”) must enter into a Non-Solicitation, Non-Disclosure, Non-Disparagement and Release Agreement with HealthSouth.

Under the Change in Control Plan, Participants are divided into three different tiers as designated by the Compensation Committee. Tier 1 is comprised of certain executive officers of HealthSouth; Tier 2 is comprised of HealthSouth’s division presidents and certain other officers of HealthSouth; and Tier 3 will be comprised of officers of the company subsequently determined. Upon the occurrence of a change in control (as defined in the Change in Control Plan), each outstanding option to purchase common stock of HealthSouth held by Participants will become automatically vested and exercisable and (i) in the case of all options outstanding as of November 4, 2005, will remain exercisable until the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the option would have otherwise expired; and (ii) in the case of all options granted after November 4, 2005, shall remain exercisable for a period of (x) three years in the case of a Tier 1 Participant, (y) two years in the case of a Tier 2 Participant or (z) one year in the case of a Tier 3 Participant, beyond the date at which the option would have otherwise expired. In addition, the vesting restrictions on all other awards relating to HealthSouth’s common stock held by a Participant will immediately lapse and will, in the case of restricted stock units and stock appreciation rights, become immediately payable.

In the event that a Participant’s employment is terminated either (i) by the Participant for Good Reason (as defined in the Change in Control Plan) or (ii) by HealthSouth without Cause (as defined in the Change in Control Plan) within twenty-four months following a Change in Control or within three months of a Potential Change in Control (as defined in the Change in Control Plan), then such Participant shall receive a lump sum severance payment in an amount equal to, for Tier 1 Participants, the sum of (x) the Participant’s highest annual salary in the three years preceding the termination date plus (y) the Participant’s highest target bonus for the year of termination or for the year in which the Change in Control occurred, whichever is larger (together, the “CIC Payment”) multiplied by 2.99. Tier 2 Participants will be entitled to receive two times the CIC Payment, and Tier 3 Participants will be entitled to receive an amount equal to the CIC Payment. Participants also will be entitled to receive a lump sum payment equal to all unused vacation time accrued by such Participant as of the termination date under HealthSouth’s vacation policy, plus all accrued but unpaid compensation earned by such Participant as of the termination date.

Following a termination upon a Change in Control, each Participant will continue to be covered by those benefit plans (excluding disability) maintained by HealthSouth under which the Participant was covered immediately prior to termination (the “Continued Benefits”). The Change in Control Plan provides that Continued Benefits are to be provided to Tier 1 Participants for thirty-six months, to Tier 2 Participants for twenty-four months, and to Tier 3 Participants for twelve months. HealthSouth’s obligation to provide Continued Benefits will cease if and when a Participant becomes employed by a third party that provides the Participant with substantially comparable health and welfare benefits.

Deferred Compensation Plan

In 1997, our board of directors adopted an Executive Deferred Compensation Plan, which was suspended indefinitely on March 21, 2003. The plan allowed senior management personnel to elect, on an annual basis, to defer receipt of up to 50% of their base salary and up to 100% of their annual bonus, if any (but not less than an aggregate of $2,400 per year), for a minimum of five years from the date such compensation would otherwise have been received. We hold amounts deferred pursuant to a “rabbi trust” arrangement, and amounts deferred are credited with earnings at an annual rate equal to the Moody’s Average Corporate Bond Yield Index (the “Moody’s Rate”), as adjusted from time to time, or the Moody’s Rate plus 2% if a participant’s employment is terminated by reason of retirement, disability, or death or within 24 months of a change in control of

HealthSouth. Amounts deferred may be withdrawn upon retirement, termination of employment, or death, upon a showing of financial hardship, or voluntarily with certain penalties.

Retirement Investment Plan

Effective January 1, 1990, we adopted the HealthSouth Retirement Investment Plan (the “401(k) Plan”), a retirement plan intended to qualify under Section 401(k) of the Internal Revenue Code. The 401(k) Plan is open to all of our full-time and part-time employees who are at least 21 years of age and have completed 90 days of service with the company. Eligible employees may elect to participate in the Plan on the first day of the month following 90 days of employment.

Under the 401(k) Plan, participants may elect to defer up to 15% of their annual compensation (subject to nondiscrimination rules under the Internal Revenue Code). The deferred amounts may be invested among various investment vehicles, which do not include HealthSouth common stock, managed by unrelated third parties. We will match a minimum of 15% of the amount deferred by each participant, up to 4% of such participant’s total compensation, with the matched amount also directed by the participant. Effective January 1, 2006, the 401(k) Plan will be amended to relax certain participation requirements and to increase our matching contribution from 15% to 50% of the amount deferred by each participant, up to 4% of such participant’s total compensation.

Management Bonus Program

In 2004, we adopted the 2004 Senior Management Bonus Program to reward senior management for performance based on a combination of corporate goals, divisional or regional goals, and individual goals. The primary consideration in determining satisfaction of corporate goals is the company achieving EBITDA targets determined at the beginning of each year. The divisional or regional goals are determined in accordance with the specific plans agreed upon within the divisions. The individual goals, which are weighted according to importance and include some objectives common to all eligible persons, are determined between each participant and his or her immediate supervisor. The program applies to persons who join HealthSouth in, or are promoted to, senior management positions. We adopted a similar bonus program in 2005.

1999 Executive Equity Loan Plan

In May 1999, we established the 1999 Executive Equity Loan Plan for our executives and other key employees. Under the loan plan, certain employees borrowed $39.3 million to purchase a total of 6,771,761 shares of HealthSouth common stock. That total includes a $25.2 million loan to Richard M. Scrushy made on September 10, 1999, which he used to purchase 4,362,297 shares of our common stock. We have discontinued the loan plan.

As of December 31, 2004, the following loans made under the loan plan remained outstanding: Richard M. Scrushy ($13.7 million), David Fuller ($118,552), Larry D. Taylor ($116,180), and Daniel J. Riviere ($1.19 million). Certain of our stockholders sued Mr. Scrushy on our behalf for repayment of the loan and obtained an order from the Delaware Court of Chancery requiring Mr. Scrushy to repay the loan on January 2, 2004 by transfer of cash or cash equivalents. After several unsuccessful post-judgment motions filed by Mr. Scrushy, in July 2005 Mr. Scrushy satisfied his loan obligation by paying us $12.5 million and releasing 2,506,770 shares of common stock previously tendered to us that we had been required to return.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our board of directors currently is comprised of Leo I. Higdon, Jr. (Chairman), Yvonne M. Curl, and L. Edward Shaw, Jr. None of the current members of our Compensation Committee is an officer or employee of HealthSouth. During 2004, the Compensation Committee included, at various times, Edward A. Blechschmidt, John S. Chamberlin, Leo I. Higdon, Jr., Lee S. Hillman, Robert P. May, and Larry D. Striplin, Jr. Other than Robert P. May, who served as our interim Chief Executive Officer from March 19, 2003 to March 10, 2004, none of the members of our current and 2004 Compensation Committee has ever been an officer of HealthSouth or any of its subsidiaries. None of our current executive officers serves or has served as a member of the board of directors or compensation committee of any other company that had one or more executive officers serving as a member of our board of directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

Purpose and Composition

The Compensation Committee operates under a written charter adopted by the Special Committee of the board of directors on December 17, 2003, available on the company’s website at www.healthsouth.com, that outlines the committee’s responsibilities. The committee oversees the development of our compensation objectives and policies and reviews and recommends to the board of directors or approves the individual compensation of our executive officers in order to attract and retain high-quality personnel to help ensure our long-term success and the creation of long-term stockholder value. The Special Committee of the board of directors has determined that each member of the Compensation Committee is an independent director based on HealthSouth’s Corporate Governance Guidelines. Each member of the Compensation Committee also satisfies the definition of independence contained in Rule 303.01 of the listing standards for the New York Stock Exchange and Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers.

Compensation Philosophy and Practice

Our compensation philosophy is to provide employees with a distinctive overall compensation package and the opportunity for outstanding performers to earn very competitive compensation over the long-term through a pay-for-performance approach. The key objectives of our executive compensation programs are to attract, motivate, and retain executives who will drive HealthSouth’s success and industry leadership. In addition, because of the very challenging operating environment we have faced since March 2003, we recognize the particular importance of management stability at present and for at least the next several years, and we have tried to establish a compensation program that will help retain our executives and reward them for successfully managing the company through this turn-around period.

Our compensation program is designed to provide executives with competitive compensation that maintains a balance between cash and equity compensation and provides a significant portion of total compensation at risk, tied both to annual and long-term performance of HealthSouth as well as to the creation of stockholder value.

Employment Agreements

Each current executive officer named in the Summary Compensation Table in this proxy statement (a “Named Executive Officer”) is employed by the company pursuant to a written agreement of employment. Each employment agreement separately reflects the terms that the Compensation Committee believed was appropriate and/or necessary to retain the services of the particular executive officer, within the framework of the company’s compensation policies. A limited number of other executive officers of the company are also employed pursuant to employment agreements. Substantially all employment agreements entered into by the company provide the company with protection in the form of restrictive covenants, including non-competition, non-solicitation, and confidentiality covenants, for the benefit of HealthSouth. The Compensation Committee has considered the advisability of using employment agreements and determined that under certain circumstances it is in the best interests of the company insofar as it permits the company to achieve its desired goals of retaining the best possible executive talent and obtaining post employment non-competition covenants from executive officers. The employment agreements with the Named Executive Officers are described more fully under “Employment Contracts and Termination of Employment and Change-in-Control Agreements.”

Components of Executive Compensation

The compensation program for executive officers consists of cash and stock-based incentive components. The cash component includes base salary and any bonus award earned for the fiscal year’s performance. For Named Executive Officers, these levels are in accordance with each officer’s employment agreement with the company. Our cash compensation policies provide a base salary that is consistent with industry pay levels and offer bonuses that reward superior performance. In 2004, the company adopted the 2004 Senior Management Bonus Program to reward senior management for performance based on a combination of corporate goals, divisional or regional goals, and individual goals. The primary consideration in determining satisfaction of corporate goals is the company achieving EBITDA targets determined at the beginning of each year. The divisional or regional goals are determined in accordance with the specific plans agreed upon within the divisions. The individual goals, which are weighted according to importance and include some objectives common to all eligible persons, are determined between each participant and his or her immediate supervisor. The total compensation at risk for executives and other senior management officers increases with responsibility.

Under the stock-based incentives component of our compensation program, we grant both stock options and restricted stock to our executives. The Compensation Committee believes that stock option and restricted stock grants provide an equity incentive that focuses executive attention on managing the business effectively and ensuring that operational decisions are based on long-term considerations that benefit HealthSouth and its stockholders. Because the company has not been current with respect to its annual and quarterly reports with the SEC, it has not able to maintain a registration statement under the Securities Act of 1933 to register the issuance of the shares under its equity plans. As a result, the company has been limited in its ability to grant stock-based incentives to its employees.

Determination of Executive Pay Levels

The Compensation Committee is responsible for determining the salary of the chief executive officer and the other senior executive officers, which includes approval of their employment agreements containing the terms of their compensation. The Compensation Committee, with the assistance of management, assesses salary levels based upon the nature of the position and the contribution, experience and tenure of the executive officer and based upon performance goals, and peer company data.

The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the chief executive officer and the company’s other executive officers. Rather, the committee considers management’s continuing achievement of its short and long-term goals, including:

•	the financial, operational and strategic merits of business development, notably the response to the company’s recent crisis and the company’s reconstruction since the events of March 2003;

•	improving operating margins;

•	revenue growth versus industry;

•	earnings-per-share improvement;

•	development of existing segments;

•	the ability to effectively implement strategies to respond to changing environment and regulation, such as the 75% Rule;

•	responding to customer value expectations;

•	the breadth and quality of the company’s services, resulting in furthering the company’s position as leader in the health care industry; and

•	the development of talent and leadership throughout the company.

The salary levels of the Named Executive Officers are subject to the provisions of their respective employment agreements, which are approved by the Compensation Committee. The company also assesses the target annual incentives in accordance with each officer’s employment agreement.

To assist the Compensation Committee determine executive compensation levels, from time to time we engage several nationally recognized compensation consultants and we participate in several executive compensation benchmarking surveys that provide summarized data on levels of base salary, target annual incentives, and stock-based and other long-term incentives. These surveys also provide benchmark information on compensation practices such as the prevalence of types of compensation plans and the proportion of the types of pay components as part of the total compensation package. These surveys are supplemented by other publicly available information and input from our compensation consultants on other factors such as recent market trends. The comparison group includes a range of leading health care companies with whom HealthSouth competes for executive talent.

Determination of Stock-Based Awards

As described above, during fiscal year 2004, our compensation and retention strategy included the use of stock options and restricted stock awards. In determining the size of individual grants, the Compensation

Committee considered a number of factors, including an assessment of HealthSouth’s performance, the executive’s level of responsibility, anticipated contributions to HealthSouth, competitive practices, the number of shares available for grant, and the potential dilution and expense of making the grants. From time to time, the Compensation Committee will engage outside consultants to gain a deeper understanding of competition in the healthcare industry to assure that the grants are competitive and provide appropriate incentive and retention value.

Compensation for the President and Chief Executive Officer

The Special Committee of the board of directors appointed Mr. Grinney as Chief Executive Officer in May 2004. The Compensation Committee met in April and May of 2004 and approved the terms of Mr. Grinney’s compensation package as described under “Employment Contracts and Termination of Employment and Change-in-Control Agreements.” The base salary, target bonus and stock based incentive awards paid to Mr. Grinney during 2004 was based upon the levels set forth in his employment agreement with HealthSouth. In determining the compensation levels for Mr. Grinney, the Compensation Committee considered various factors, including pay for similarly situated persons and the Compensation Committee’s view of his anticipated contribution to HealthSouth.

Tax Deductibility under Section 162(m)

Under Section 162(m) of the Internal Revenue Code, compensation paid by a publicly held corporation to the chief executive officer and four other most highly paid executive officers in excess of $1 million per year per officer is deductible only if paid pursuant to qualifying performance-based compensation plans approved by stockholders. Because the amount and mix of individual compensation are based on competitive considerations as well as company and individual performance, executive officer compensation that is not performance-based may exceed $1 million in a given year. While the Compensation Committee considers the tax implications of its compensation decisions, the Compensation Committee believes its primary focus should be to attract, retain, and motivate executives and to align the executives’ interests with those of the HealthSouth’s other stakeholders.

Members of the Compensation Committee

Leo I. Higdon, Jr. (Chairman)

Yvonne M. Curl

L. Edward Shaw, Jr.

COMPANY STOCK PERFORMANCE

Set forth below is a line graph comparing the total returns of our common stock, the Standard & Poor’s 500 Index (“S&P 500”) and the Morgan Stanley Health Care Provider Index (“RXH”), an equal-dollar weighted index of 15 companies involved in the business of hospital management and medical/nursing services, including HealthSouth. The graph assumes $100 invested on December 31, 1999, in HealthSouth common stock and each of the indices. We did not pay dividends during that time period and do not plan to pay dividends.

The information contained in the performance graph shall not be deemed “soliciting material” or to be “filed” with the SEC nor shall such information be deemed incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of HealthSouth’s common stock.

Stockholder Return Comparison

* $100 INVESTED ON 12/31/99 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS

FISCAL YEAR ENDED DECEMBER 31

	Base Period	Cumulative Total Return
Company/Index Name	12/99	12/00	12/01	12/02	12/03	12/04
HealthSouth Corporation	100.0	303.5	275.2	78.1	85.4	116.8
Standard & Poor’s 500 Index	100.0	89.9	78.1	59.9	75.7	82.5
Morgan Stanley Health Care Provider Index (“RHX”)	100.0	188.1	184	160.3	211.2	228.9

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CompHealth, Inc.

In 2004, we purchased $578,111 in health care recruiting and staffing services from CompHealth, Inc. We believe that an affiliate of Acacia Venture Partners, a venture capital firm managed by C. Sage Givens (who served on our board of directors from 1985 to 2004), maintains significant ownership in CompHealth’s parent company, CMS Capital Ventures, Inc.

HealthStream, Inc.

In 2005, we entered into a two-year contract with HealthStream, Inc. to provide learning solutions to our employees. Frank E. Gordon, the son of Joel C. Gordon (who served on our board of directors from 1996 to 2005), is a member of the board of directors of HealthStream. This contract is not material to HealthSouth. We believe that the licensing terms are as favorable as we could have received from an unaffiliated third party.

MedCenterDirect.Com, Inc.

Prior to ceasing operations in 2003, MedCenterDirect.com, Inc. (“MCD”) provided certain services to us relating to the purchase of equipment and supplies. As of December 31, 2002, which was the end of the last full year of MCD’s operations, we owned 20.2% of MCD’s equity securities on a fully diluted basis and Richard M. Scrushy indirectly (through an investment partnership and a charitable foundation) owned 20.6% of MCD’s equity securities on a fully diluted basis.

In 2001, we provided a guarantee for $20 million of MCD’s debt to UBS Warburg. In 2002, we advanced $9.2 million to MCD in the form of loan. In September 2003, UBS Warburg called its loan to MCD. We have recognized a liability under the terms of the guarantee as of September 30, 2003, but, as of December 31, 2004, we have not paid the amounts due under the terms of the guarantee to UBS Warburg. We reserved the full amount of the advance to MCD in September 2003.

Nelson-Brantley Glass Contractors

In 2002, in connection with the construction of the Digital Hospital, the general contractor on that project entered into an approximately $5.5 million subcontract with Nelson-Brantley Glass Contractors, Inc. for the provision of glass required for the project. Larry D. Striplin, Jr. (who served on our board of directors from 1999 to 2004) is the Chairman and Chief Executive Officer of Nelson-Brantley, and is also the company’s sole owner. We have paid the contractor, which is an unrelated third party, approximately $5.7 million for glass and glazing work performed on the Digital Hospital.

RPM Systems

RPM Systems, Palm Beach, Florida provides strategic business consulting services. From 2002 to 2004, we used RPM Systems for various executive consulting services and paid the following amounts to RPM Systems in connection with the provision of services: 2002 ($5,823), 2003 ($386,503) and 2004 ($198,570). Mr. May is currently a private investor and principal of RPM Systems. Mr. May served on our board of directors from 2002 to 2005, serving as our non-executive chairman from June 30, 2004 to October 1, 2005. In addition, Mr. May served as our interim Chief Executive Officer from March 20, 2003 to May 10, 2004.

Source Medical Solutions, Inc.

In April 2001, we established Source Medical Solutions, Inc. (“Source Medical”) to continue development and allow commercial marketing of a wireless clinical documentation system originally developed by HealthSouth. This proprietary software was referred to internally as “HCAP” and was later marketed by Source Medical under the name “TherapySource.” At the time of our initial investment, certain of our directors, executive officers, and employees also purchased shares of Source Medical’s common stock.

We advanced approximately $125 million to Source Medical between 2001 and 2003 to continue to develop HCAP and to fund other operations and acquisitions. We also guaranteed over $10 million of Source Medical’s debt during that time period. From 2000 through 2003, Source Medical was dependent on HealthSouth for the majority of its revenues and funding.

The majority of our loans and advances to Source Medical have been excused in debt restructuring agreements to facilitate recapitalization efforts. Our ownership has also been diluted to approximately 7% as part of these recapitalizations and to accommodate new investment from unrelated parties. We continue to lease HCAP software from Source Medical for approximately $4.2 million annually and we remain a major customer of Source Medical. We believe that the licensing terms are as favorable as we could have received from an unaffiliated third party. We retain two of five seats, currently held by HealthSouth officers Gregory Doody and Tyler Murphy, on the Source Medical board of directors.

Stradis Medical

In 2004, we purchased $197,947 in medical supplies from Stradis Medical. Jeff Jacobs, who is the son-in-law of Joel C. Gordon (who served on our board of directors from 1996 to 2005), is the President of Stradis Medical.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Special Committee of the board of directors on December 17, 2003, available on the company’s website at www.healthsouth.com and attached to the proxy statement as Appendix A, that outlines the committee’s responsibilities. The Special Committee of the board of directors has determined that each member of the committee is an independent director based on HealthSouth’s Corporate Governance Guidelines. Each member of the committee also satisfies the definition of independence for audit committee members contained in Rule 303.01 of the listing standards for the New York Stock Exchange and Rule 4200(a)(14) of the listing standards for the National Association of Securities Dealers, as well as the SEC’s additional independence requirement for audit committee members. In addition, the board of directors has determined that each of Edward A. Blechschmidt, Steven R. Berrard, and Donald L. Correll is an “audit committee financial expert” as defined by SEC rules.

The board of directors has the ultimate authority for effective corporate governance, including the role of oversight of the management of the company. The Audit Committee’s purpose is to assist the board of directors in fulfilling its responsibilities to the company and its stockholders by overseeing the accounting and financial reporting processes of HealthSouth, the audits of HealthSouth’s consolidated financial statements, the qualifications and selection of the independent registered public accounting firm engaged as HealthSouth’s independent auditor, and the performance of HealthSouth’s internal auditors and independent auditors.

The Audit Committee relies on the expertise and knowledge of management, the internal auditors, and the independent auditor in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls (including internal control over financial reporting), for preparing financial statements, and for the public reporting process. PricewaterhouseCoopers LLP, HealthSouth’s independent auditor for 2004, is responsible for expressing opinions on the conformity of the company’s audited financial statements with generally accepted accounting principles.

With respect to the fiscal year ended December 31, 2004, the Audit Committee fulfilled its duties and responsibilities generally as outlined in the charter. Specifically, the committee, among other actions:

•	Reviewed and held discussions with management and the independent auditor regarding the fair and complete presentation of the company’s consolidated financial statements and related periodic reports filed with the SEC;

•	Reviewed and held discussions with management, the internal auditors, and the independent auditor regarding significant accounting policies applied by the company in its financial statements, as well as alternative treatments;

•	Reviewed with management and the internal auditors management’s assessment of the effectiveness of the company’s internal control over financial reporting and discussed with the independent auditor its inability to attest to management’s assessment of internal controls over financial reporting;

•	Reviewed with management, the internal auditors, and the independent auditor, the audit scope and plan; and

•	Met in periodic executive sessions with each of management, the internal auditors, and the independent auditor.

As reported previously, on June 6, 2005, the SEC approved a settlement with the company relating to the action filed by the SEC on March 19, 2003 captioned SEC v. HealthSouth Corporation and Richard M. Scrushy, No. CV-03-J-0615-S (N.D. Ala.). That lawsuit alleged, among other things that HealthSouth and our former Chairman and Chief Executive Officer, Richard M. Scrushy, violated and/or aided and abetted violations of the antifraud, reporting, books-and-records, and internal controls provisions of the federal securities laws. In addition to the Audit Committee’s regular duties, during the course of the SEC’s investigation relating to the lawsuit, the committee exercised oversight of the company’s responses to the investigation and will oversee the company’s compliance with the terms of the SEC settlement.

Management is responsible for maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Audit Committee was kept apprised of the progress of management’s assessment of the company’s internal control over financial reporting and provided oversight to management during the process. The Audit Committee also provided oversight and reviewed with management the company’s completed, current and planned initiatives to remediate material weaknesses in the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited consolidated financial statements for the year ended December 31, 2004. The committee also discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee recognizes the importance of maintaining the independence of the company’s independent auditor, both in fact and appearance. Consistent with its charter, the committee has evaluated PricewaterhouseCoopers LLP’s qualifications, performance, and independence, including that of the lead audit partner. The committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. The company’s preapproval policy is more fully described in this proxy statement under the caption “Principal Accountant Fees and Services.” The committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of PricewaterhouseCoopers LLP. In addition, PricewaterhouseCoopers LLP has provided the committee with the letter required by the Independence Standards

Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee has had discussions with PricewaterhouseCoopers LLP regarding its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Special Committee of the board of directors that the audited consolidated financial statements for the year ended December 31, 2004 be included in our Annual Report on Form 10-K for 2004.

Members of the Audit Committee

Edward A. Blechschmidt (Chairman)

Steven R. Berrard

Donald L. Correll

Jon F. Hanson*

*Mr. Hanson will leave the Audit Committee immediately after the filing of our Form 10-K for the fiscal year ended December 31, 2004, which was filed the same date as this proxy statement.

Auditor Attendance at the Annual Meeting

The Audit Committee selected PricewaterhouseCoopers LLP as the company’s independent accountant for 2005. Representatives of PricewaterhouseCoopers are expected to attend the annual meeting and will have the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We filed a Current Report on Form 8-K dated March 31, 2003 to report that our Audit Committee had determined to replace Ernst & Young LLP as our independent accountants. We filed a Current Report on Form 8-K dated April 11, 2003 to report (1) that on March 31, 2003, representatives of our Audit Committee notified Ernst & Young LLP of our determination to dismiss them as our independent accountants, and (2) that we received a letter from Ernst & Young LLP on April 4, 2003 confirming that the client-auditor relationship between HealthSouth and Ernst & Young LLP had ceased. We filed a Current Report on Form 8-K dated May 8, 2003 to report that the Audit Committee engaged PricewaterhouseCoopers LLP as our independent accountants.

Prior to their dismissal, the audit reports of Ernst & Young LLP on our consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2001 and 2000 and through March 31, 2003, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young LLP’s satisfaction, would have caused it to make reference to the subject matter in conjunction with its report on our consolidated financial statements. Additionally, during the fiscal years ended December 31, 2001 and 2000, and in the subsequent period through the date of dismissal, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for Ernst & Young having advised the Audit Committee of the board of directors that, because of subsequently discovered information related to the SEC and Department of Justice investigations into our financial reporting, the effect of which on the financial statements could not be determined without a prolonged investigation, Ernst & Young LLP was no longer willing to be associated with and withdrew its audit reports on all of our previously filed financial statements. Ernst & Young LLP advised the Audit Committee that this information (i) led them to conclude that they would no longer be able to rely on the representations of certain members of HealthSouth management; (ii) could have materially impacted the fairness and reliability of previously issued audit reports and our underlying financial statements; (iii) could have materially impacted the fairness and reliability of our financial statements filed for the interim periods of 2002 and those to be issued for the fiscal year ended December 31, 2002; and (iv) would have prevented Ernst & Young from rendering an unqualified audit report on our financial statements for any annual period unless the related matters had been resolved to their satisfaction. Ernst & Young stated that these matters were not fully investigated or resolved to their satisfaction prior to their dismissal.

Principal Accountant Fees and Services

The Audit Committee of our board of directors is responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. In accordance with our Audit Committee’s charter, our

Audit Committee must approve, in advance of the service, all audit and permissible non-audit services provided by our independent registered public accounting firm. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act.

The Audit Committee has established a policy regarding preapproval of all audit and permissible non-audit services provided by our independent registered public accounting firm, as well as all engagement fees and terms for our independent registered public accounting firm. Under the policy, the Audit Committee must approve annually a resolution setting forth the expected services to be rendered and fees to be charged by our independent registered public accounting firm during the year. The Audit Committee must approve, in advance, any services or fees exceeding preapproved levels. The Audit Committee has delegated general preapproval authority to a subcommittee of which the chairman of the Audit Committee is the only member. All requests or applications for services to be provided by our independent registered public accounting firm must be submitted to specified officers who may determine whether such services are included within the list of preapproved services. All requests for services that have not been preapproved must be accompanied by a statement that the request is consistent with the independent registered public accounting firm’s independence from HealthSouth.

With respect to the audit for the year ended December 31, 2004, the Audit Committee approved the audit services to be performed by PricewaterhouseCoopers LLP, as well as certain categories and types of audit- related, tax and permitted non-audit services. We expect that the representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

Fees Paid to the Principal Accountant—2004

PricewaterhouseCoopers LLP was named our independent registered public accounting firm in May 2003. Prior to their appointment as our independent registered public accounting firm, our Special Audit Review Committee, through its legal counsel, engaged a forensic auditing team from PricewaterhouseCoopers LLP to assist in its investigation of accounting irregularities at HealthSouth and to consider any related matters that it concluded deserved review or comment.

Due to the timing of this proxy statement and the audits of our consolidated financial statements for the years ended December 31, 2004, 2003, and 2002, as well as the re-audits for the years ended December 31, 2001 and 2000, amounts paid or accrued for the services of PricewaterhouseCoopers LLP in 2004 primarily relate to the audits of our consolidated financial statements for the years ended December 31, 2003 and 2002, as well as the re-audits for the years ended December 31, 2001 and 2000. The table below sets forth all fees paid or accrued for the services of PricewaterhouseCoopers LLP in 2004:

2004
(In Thousands)
Audit Fees (1)	$31,963
Audit-Related Fees	—

Total audit and audit-related fees	31,963
Tax Fees	—
All Other Fees (2)	1,886

Total Fees	$33,849

(1)	Audit Fees – Represents aggregate fees paid or accrued for professional services rendered for the audit of our annual consolidated financial statements for the years ended December 31, 2003 and 2002, and the re-audits for the years ended December 31, 2001 and 2000. It also includes fees for professional services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory engagements required by various partnership agreements or state and local laws in the jurisdictions in which we operate or manage facilities.
(2)	All Other Fees – Represents fees for all other products and services provided by our independent registered public accounting firm that do not fall within the previous categories. More specifically, these fees include amounts paid to PricewaterhouseCoopers LLP for forensic audit services rendered to the Special Audit Review Committee during its investigation.

Fees Paid to the Principal Accountant—2003

The table below sets forth all fees paid or accrued for the services of PricewaterhouseCoopers LLP in 2003:

2003
(In Thousands)
Audit Fees (1)	$4,356
Audit-Related Fees	—

Total audit and audit-related fees	4,356
Tax Fees	—
All Other Fees (2)	8,461

Total Fees	$12,817

(1)	Audit Fees – Represents aggregate fees paid or accrued for professional services rendered for the audit of our annual consolidated financial statements for the years ended December 31, 2003 and 2002, and the re-audits for the years ended December 31, 2001 and 2000. It also includes fees for professional services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory engagements required by various partnership agreements or state and local laws in the jurisdictions in which we operate or manage facilities.
(2)	All Other Fees – Represents fees for all other products and services provided by our independent registered public accounting firm that do not fall within the previous categories. More specifically, these fees include amounts paid to PricewaterhouseCoopers LLP for forensic audit services rendered to the Special Audit Review Committee during its investigation.

OTHER BUSINESS

We know of no other matters to be submitted at the annual meeting. By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the annual meeting.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2006 annual meeting of stockholders must be received by us no later than the close of business on January 4, 2006 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act in order to be considered for inclusion in the 2006 proxy statement and proxy. You may also submit a proposal without having it included in our proxy statement and form of proxy, but we need not submit such a proposal for consideration at the annual meeting if it is considered untimely. Under the applicable rules of the Securities and Exchange Commission, a proposal will be considered untimely unless you have given us notice of your intent to submit it for consideration no later than the close of business on January 4, 2006. Any proposals should be sent to:

HEALTHSOUTH CORPORATION ONE HEALTHSOUTH PARKWAY BIRMINGHAM, ALABAMA 35243 ATTENTION: SECRETARY

GENERAL INFORMATION

A copy of our annual report to stockholders for the fiscal year ended December 31, 2004 is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. Our annual report to stockholders is not incorporated into this proxy statement and shall not be deemed to be solicitation material. A copy of our Annual Report on Form 10-K is available without charge from our company website at www.healthsouth.com under the heading “About HealthSouth/Investor Relations.” Our Annual Report on Form 10-K is also available in print to stockholders without charge and upon request, addressed to HealthSouth Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243, Attention: Secretary.

If you have any questions, or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Banks and Brokers Call Collect:

212-750-5833

All Others Call Toll-Free:

877-456-3463

Appendix A

CHARTER OF THE AUDIT COMMITTEE OF HEALTHSOUTH CORPORATION

Purpose and Primary Objectives and Responsibilities

The purpose of the Audit Committee (the “Committee”) of the Board of Directors of HealthSouth Corporation (the “Company”) is to assist the Board of Directors in fulfilling its responsibilities to the Company and its shareholders, particularly with respect to the oversight of the accounting and financial reporting practices of the Company.

The primary objectives and direct responsibilities of the Committee are to

(a)	assist the Board of Directors in the oversight of

(i)	the integrity of the Company’s financial statements;

(ii)	the Company’s compliance with legal and regulatory requirements;

(iii)	the qualifications and independence of the independent auditor of the Company; and

(iv)	the performance of the internal audit function and independent auditors of the Company;

(b)	prepare an audit committee report as required by the Securities and Exchange Commission for inclusion in the Company’s proxy statement distributed in connection with the annual meeting of shareholders;

(c)	retain and terminate the independent auditor of the Company;

(d)	at least annually, obtain and review a report by the independent auditor describing

(i)	the internal quality-control procedures of the independent auditor;

(ii)	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits, carried out by the independent auditor, and any steps taken to deal with any such issues; and

(iii)	all relationships between the independent auditor and the Company;

(e)	discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

(f)	discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

(g)	obtain advice and assistance from outside legal, accounting and/or other advisers, as deemed appropriate by the Committee;

(h)	discuss policies with respect to risk assessment and risk management;

(i)	meet separately and periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors of the Company;

(j)	review with the independent auditors of the Company any audit problems or difficulties and management’s response;

(k)	set clear hiring policies for employees or former employees of the independent auditors of the Company;

(l)	report regularly to the Board of Directors; and

(m)	perform an annual performance evaluation of the Committee and the members of the Committee.

1

Committee Composition

The Committee shall consist of no fewer than three members.

Each member of the Committee shall be appointed by the Board of Directors, considering the recommendations of the Nominating/Corporate Governance Committee of the Board of Directors. No member of the Committee may be removed except by a majority of independent directors (as defined in the Corporate Governance Guidelines) then in office. The Board of Directors may fill vacancies on the Committee by a majority vote of the Board of Directors.

Each member of the Committee must qualify as an independent director under the Corporate Governance Guidelines and otherwise meet any qualifications for membership on a nominating/corporate governance committee imposed by any exchange or market on which the Company’s common stock may be listed (the “Exchange”) and any other laws and regulations applicable to the Company. Without limiting the generality of the foregoing, each member of the Committee must be financially sophisticated, as such qualification is determined by the Board of Directors.

One member of the Committee must qualify as an audit committee financial expert under the rules promulgated by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

The Board of Directors shall designate one member of the Committee as its chairperson (the “Chairman”). Except as may be expressly provided to the contrary in the by-laws of the Company, this charter or the Corporate Governance Guidelines of the Company, the Committee shall determine the rules of procedure under which it shall operate.

Committee Structure and Operation

The Committee will meet no less than four times per year.

The Chairman shall preside over the meetings of the Committee and shall appoint a secretary (who need not be a member of the Committee) to take written minutes of the meetings.

The Chairman, in consultation with the other members of the Committee, will determine the frequency and duration of the meetings of the Committee and the agenda of items to be addressed at each meeting. In advance of each meeting, the Chairman shall circulate the agenda for each meeting to each member of the Committee. In addition, if requested by the Board of Directors, the Chairman shall call a meeting of the Committee and place on the agenda such items as may be requested by the Board of Directors.

The Committee may invite to its meetings other members of the Board of Directors, members of the Company’s management and such other persons as the Committee deems appropriate. The Committee may exclude any person (other than a member of the Committee) from a meeting as the Committee deems appropriate.

The Committee may form and delegate any of its authority and/or responsibilities to one or more subcommittee(s) as deemed appropriate by the Committee; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any applicable law, regulation or listing standard to be exercised by the Committee as a whole.

2

Authority

The Committee shall have the authority to

(a)	obtain, at the expense of the Company, the advice and assistance of outside advisers, including legal and accounting advisers, as reasonably necessary to fulfill its responsibilities; and

(b)	perform all acts necessary or appropriate to fulfill its responsibilities and achieve its objectives under this charter and as otherwise directed by the Board of Directors, provided such acts are not in violation of the by-laws and certificate of incorporation of the Company, this charter, the Corporate Governance Guidelines, the Company’s Standards of Business Conduct or any laws and regulations applicable to the Company.

Independent Auditors

The Committee shall have the sole authority to

(a)	appoint and replace the independent auditors of the Company, subject to shareholder ratification if deemed appropriate by the Committee or required by the by-laws or certificate of incorporation of the Company, the Corporate Governance Guidelines or any laws and regulations applicable to the Company;

(b)	approve, in advance of their provision, any audit services to be provided by the independent auditors of the Company;

(c)	approve, in advance of their provision, any non-audit services to be provided by the independent auditors of the Company;

(d)	approve all engagement fees and terms of the independent auditors of the Company;

The Committee shall be directly responsible for the oversight of the work of the independent auditors of the Company, including the resolution of disagreements between management and the independent auditors of the Company regarding financial reporting.

The Committee shall, on a periodic basis as deemed appropriate by the Committee, review the qualifications and independence of the independent auditor of the Company.

The independent auditors of the Company shall report directly to the Committee.

The Committee shall

(a)	ensure that the independent auditors of the Company and its partners are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder relating to required rotation of audit partners;

(b)	discuss with the independent auditors of the Company any communications between the audit team members and the independent auditor’s “national office” regarding auditing or accounting issues presented by the engagement;

(c)	discuss with management and the independent auditors of the Company any accounting adjustments that were noted or proposed by the independent auditors of the Company; and

(d)	review any reports of the independent auditors of the Company required under the Sarbanes-Oxley Act of 2002 and obtain from the independent auditors of the Company any information with respect to illegal acts in accordance with Section 10A of the Securities Exchange Act of 1934 and the rules promulgated thereunder.

3

Internal Audit Function

The committee shall ensure the Company maintains an internal audit function.

The Director of Internal Audit shall report directly to the Committee.

The Committee shall be responsible, on a periodic basis as deemed appropriate by the Committee, for reviewing and evaluating

(a)	the internal audit function of the Company, including the independence, competence, staffing adequacy and authority of the internal auditor, the reporting relationship among the internal auditor, financial management and the Committee, the internal audit reporting obligations, the proposed internal audit plans and the coordination of such plans with the independent auditors of the Company;

(b)	the findings of the internal audit staff from completed audits; and

(c)	the appointment, reassignment or dismissal of the director of internal audit.

Reviews and Evaluations

The Committee shall be responsible, at least on an annual basis, for reviewing and evaluating

(a)	the performance of the Committee and the members of the Committee; and

(b)	the performance of the independent auditors of the Company.

The Committee shall be responsible, on a periodic basis as deemed appropriate by the Committee, for reviewing and evaluating

(a)	with management and the independent auditors of the Company, the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the annual report on Form 10-K and the quarterly report on Form 10-Q, as applicable;

(b)	with management and the independent auditors of the Company, as applicable

(i)	significant issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and significant issues regarding the adequacy of the Company’s disclosure controls and procedures;

(ii)	analyses prepared by management or the independent auditors of the Company setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative methods under generally accepted accounting principles on the financial statements;

(iii)	any management letter provided by the independent auditors of the Company and the Company’s response to such management letter;

(iv)	any difficulties or issues encountered in the course of the audit work performed by the independent auditors of the Company, including any disagreements with management or restrictions in the scope of the independent auditors to the Company activities or on access to requested information and management’s response thereto;

(v)	the effect of regulation and accounting initiatives on the financial disclosures of the Company; and

(vi)	earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

(c)	with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies; and

4

(d)	with management and legal counsel, the Company’s system for assessing whether the Company’s financial statements, reports and other financial information required to be filed with the Securities and Exchange Commission and other governmental organizations comply with all applicable laws and regulations.

The Committee shall make any necessary changes, or recommend that the Board of Directors make any necessary changes, required to correct any deficiencies noted by the Committee in performing the reviews and evaluations set forth above.

Funding

The Board of Directors shall ensure that the Company provides appropriate funding, as determined by the Committee, in order for the Committee to fulfill its responsibilities and achieve its objectives under this charter and as otherwise directed by the Board of Directors, including the payment of compensation to the independent auditors of the Company and to any advisers engaged by the Committee pursuant to this charter.

Additional Responsibilities

The Committee shall, on a periodic basis as deemed appropriate by the Committee, discuss

(a)	with management and the independent auditors of the Company, any correspondence with regulators or governmental agencies and any employees complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies; and

(b)	with the Company’s chief counsel, legal or regulatory matters that may have a material impact on the Company’s financial statements or its compliance and reporting policies.

The Committee shall establish procedures for

(a)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting and auditing matters.

Review disclosures made by the principle executive officer and principal financial officer of the Company regarding compliance with the certifications requirements under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including with respect to the Company’s disclosure controls and procedures.

Limitations of Committee’s Roles

Although the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors of the Company.

Disclosure

This charter shall be made available on the Company’s website.

Date of Adoption

This charter was adopted by the Board of Directors effective December 17, 2003.

Compliance

The Committee, as a whole, and each of the individual members of the Committee shall be in compliance with the provisions of this charter no later than August 31, 2004.

5

			Please Mark Here for Address Change or Comments	☐
AND SEE REVERSE SIDE
THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1. Proposal 1. Election of ten (10) directors to serve on our board of directors. Nominees:		THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS MAKES NO VOTING RECOMMENDATION REGARDING PROPOSAL 2.	Please mark your votes as indicated in this example	☒

01  Steven R. Berrard,

02  Edward A. Blechschmidt,

03  Donald L. Correll,

04  Yvonne M. Curl,

05  Charles M. Elson,

06  Jay Grinney,

07  Jon F. Hanson,

08  Leo I. Higdon, Jr.,

09  John E. Maupin, Jr., and

10  L. Edward Shaw, Jr.

FOR all nominees listed (except as indicated to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed		FOR	AGAINST	ABSTAIN
☐	☐	Proposal 2. Stockholder proposal to require an independent board chairman.	☐	☐	☐
(INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box and write the nominee’s name in the space provided below.)

This proxy, when properly executed, will be voted in the manner directed below. Unless a contrary direction is indicated, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “ABSTAIN” on Proposal 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of HealthSouth Corporation’s Annual Report for the fiscal year ended December 31, 2004, and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

IMPORTANT: Please sign as name(s) appear on this proxy and date this proxy. If a joint account, each joint owner should sign. If signing for a corporation or partnership or as agent, attorney, or fiduciary, indicate the capacity in which you are signing.

Date: , 2005

Signature of Stockholder

Signature of Stockholder

é FOLD AND DETACH HERE é

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step-by-step instructions will prompt you through enrollment.

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on December 28, 2005.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/hlsh Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET,

PLEASE DO NOT MAIL YOUR PROXY CARD

You can view the Annual Report and Proxy Statement

on the Internet at www.healthsouth.com

PROXY CARD

HEALTHSOUTH CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF

THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

for the Annual Meeting of Stockholders to be held on December 29, 2005

The undersigned hereby appoints Gregory L. Doody and John L. Workman, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of common stock of HealthSouth Corporation that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of HealthSouth Corporation to be held on Thursday, December 29, 2005, at 11:00 a.m., local time, at One HealthSouth Parkway, Birmingham, Alabama and at any postponements or adjournments thereof, with all powers that the undersigned would have if personally present thereat.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. Unless a contrary direction is indicated, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “ABSTAIN” on Proposal 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

IMPORTANT-TO BE SIGNED AND DATED ON REVERSE SIDE SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é